UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                     )

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HILL INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Hill International, Inc.

303 Lippincott Centre

Marlton, New Jersey 08053

April 30, 2010

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Hill International, Inc. (the “Company”) which will be held at the principal executive offices of the Company, 303 Lippincott Centre, Marlton, New Jersey 08053, on Friday, June 4, 2010 at 1:00 p.m. eastern time.

Details of the business to be conducted at the annual meeting are given in the attached Notice of 2010 Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to submit your proxy by completing, signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. I look forward to greeting as many of our fellow stockholders attending the annual meeting as possible.

Sincerely,

Irvin E. Richter

Chairman and Chief Executive Officer

Hill International, Inc.

303 Lippincott Centre

Marlton, New Jersey 08053

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 4, 2010

To our Stockholders:

Hill International, Inc. (the “Company”) will hold its 2010 Annual Meeting of Stockholders at 303 Lippincott Centre, Marlton, NJ 08053 on Friday, June 4, 2010, at 1:00 p.m. eastern time, to address matters that may properly come before the meeting. We are holding the annual meeting for the following purposes:

1.	to elect three members of the Board of Directors;

2.	to approve the 2010 Senior Executive Bonus Plan;

3.	to approve certain technical amendments to the 2006 Employee Stock Option Plan;

4	to approve an increase in the number of shares issuable under the 2006 Employee Stock Option Plan; and

5.	to transact other business that may properly come before the meeting and any adjournment or postponement of the meeting.

The Board of Directors has fixed the close of business on April 16, 2010 as the record date for the annual meeting. Only holders of record of common stock of the Company at the close of business on April 16, 2010 are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

The vote of each stockholder is important to us. For the election of Directors, if you do not vote at the annual meeting or provide voting instructions by returning a proxy card, your shares will not be voted. If you do not expect to attend the meeting in person and desire to have your shares represented and voted at the meeting, please fill in, sign, date and promptly return the enclosed proxy card in the accompanying envelope. No postage is necessary if mailed in the United States. Please see the instructions on your proxy card. If you do attend the meeting, you may revoke your proxy and vote in person.

By order of the Board of Directors,

William H. Dengler, Jr.

Secretary

Marlton, New Jersey

April 30, 2010

i

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by Hill International, Inc. (“Hill” or the “Company”) on behalf of the Board of Directors for the 2010 Annual Meeting of Stockholders, to be held on Friday, June 4, 2010, and at any meeting following adjournment or postponement of the annual meeting. We are first mailing this proxy statement and proxy card (including voting instructions) on or about April 30, 2010, to persons who were stockholders at the close of business on April 16, 2010, the record date for the meeting.

The 2010 Annual Meeting of Stockholders is scheduled to begin at 1:00 p.m. eastern time on June 4, 2010 at the Company’s headquarters at 303 Lippincott Centre, Marlton, NJ 08053. Stockholders will be admitted beginning at 12:00 p.m. eastern time.

VOTING

Who Can Vote?

You are entitled to vote at the annual meeting all shares of the Company’s common stock that you held as of the close of business on the record date. Each share of common stock is entitled to one vote with respect to each matter properly brought before the meeting.

On April 16, 2010, there were 40,296,062 shares of common stock outstanding.

In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the meeting.

Who Is the Record Holder?

You may own common stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder.

If your shares are registered directly in your name, we are sending these proxy materials directly to you. If the record holder of your shares is a nominee, you will receive proxy materials from such record holder.

How Do I Vote?

If you are the record holder:

•

By Mail. If you choose to vote by mail, mark your proxy, date and sign it, and return it in the postage-paid envelope provided. Your vote by mail must be received by the close of business on June 3, 2010.

•	By Attending the Annual Meeting. If you attend the annual meeting, you can vote your shares in person.

If your stock is held by brokers, banks or other financial institutions:

If you hold your stock through a broker, bank or other financial institution, the U.S. Securities and Exchange Commission (“SEC”) has approved a New York Stock Exchange (“NYSE”) rule that changes how the manner in which you vote in the election of Directors will be handled at our upcoming 2010 Annual Meeting of Stockholders.

Stockholders who hold stock through a broker, bank or other financial institution receive proxy materials and a proxy card by mail before each meeting. In the past, if you did not transmit your voting instructions before the annual meeting, your broker was allowed to vote on your behalf on the election of Directors and other matters considered to be routine.

Effective January 1, 2010, your broker is no longer permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the proxy card or following the instructions provided to you to vote your shares via telephone or the Internet. For your vote to be counted, you now need to communicate your voting decisions to your broker, bank or other financial institution before the date of the annual meeting.

The approval of the 2010 Senior Executive Bonus Plan, approval of certain technical amendments to the 2006 Employee Stock Option Plan and approval to increase to 4,000,000 the number of shares available for issuance under the 2006 Employee Stock Option Plan are considered “routine” under the rules and, therefore, brokerage firms and other nominees have the authority under the rules to vote your unvoted shares with respect to this matter if you have not furnished voting instructions within a specified period of time prior to the annual meeting.

The method by which you vote will in no way limit your right to vote at the annual meeting if you later decide to attend in person.

If your stock is held in the Hill International, Inc. 401(k) Retirement Savings Plan:

If you are or were an employee of the Company and hold shares in the 401(k) Plan, the proxy that you submit will provide your voting instructions to the Plan Trustee. However, you cannot vote your savings plan shares in person at the annual meeting. If you do not submit a proxy, the Plan Trustee will vote your savings plan shares in the same proportion as the shares for which the Trustee receives voting instructions from other participants in the Plan.

How Many Votes Are Required?

A quorum is required to transact business at the annual meeting. We will have a quorum and be able to conduct the business of the annual meeting if the holders of a majority of the shares entitled to vote are present at the meeting, either in person or by proxy.

If a quorum is present, a plurality of votes cast is required to elect Directors. Thus, a Director may be elected even if the Director receives less than a majority of the shares represented at the meeting. Proxies cannot be voted for a greater number of nominees than are named in this Proxy Statement.

All other matters to come before the annual meeting require the approval of a majority of the shares of common stock present, in person or by proxy, at the annual meeting and entitled to vote.

How Are Votes Counted?

All shares that have been properly voted, and not revoked, will be voted at the annual meeting in accordance with the instructions given. If you sign and return your proxy card, but do not specify how you wish your shares to be voted, your shares represented by that proxy will be voted as recommended by the Board of Directors.

Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners’ discretion has been withheld as to one or more matters to be acted upon at the annual meeting, will be treated as present for purposes of determining whether a quorum is present at the annual meeting. However, any shares not voted as a result of a marked abstention or a broker non-vote will not be counted as votes for or against a particular matter. Accordingly, marked abstentions and broker non-votes will have no effect on the outcome of a vote.

How Can I Revoke My Proxy or Change My Vote?

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting in person at the meeting.

Who Will Pay the Expenses of Proxy Distribution?

The Company will pay the expenses of the preparation of the proxy materials and the solicitation of proxies. Proxies may be solicited on behalf of the Company by Directors, officers or employees of the company, who will receive no additional compensation for soliciting, in person or by telephone, e-mail or facsimile or other electronic means. In accordance with the regulations of the SEC and the NYSE, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of the Company’s stock.

ITEM 1 — ELECTION OF DIRECTORS

The Board of Directors (the “Board”) is divided into three classes. One class is elected each year for a term of three years.

Three Directors will be elected at this annual meeting to serve for a three-year term expiring at our annual meeting in 2013. Upon the recommendation of the Governance and Nominating Committee, the Board has nominated Irvin E. Richter, William J. Doyle and Steven M. Kramer to serve for the term expiring in 2013. You can find information about Mr. Richter, Mr. Doyle and Mr. Kramer below. Mr. Kramer was recommended to the Governance and Nominating Committee as a director candidate by our Chairman and Chief Executive Officer to replace Eric S. Rosenfeld whose term expired.

The persons named in the proxy card will vote such proxy “for” the election of Mr. Richter, Mr. Doyle and Mr. Kramer unless you indicate that your vote should be withheld. If elected, each of Mr. Richter, Mr. Doyle and Mr. Kramer will continue in office until his successor has been duly elected and qualified, or until the earliest of his death, resignation, retirement or removal. Each of Mr. Richter, Mr. Doyle and Mr. Kramer has indicated to the Company that they will serve if elected. We do not anticipate that Mr. Richter, Mr. Doyle or Mr. Kramer will be unable to stand for election, but, if that happens, your proxy will be voted in favor of another person nominated by the Board upon the recommendation of the Governance and Nominating Committee.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF MR. RICHTER, MR. DOYLE AND MR. KRAMER AS DIRECTORS.

Nominees for Director – Term Expiring in 2013

IRVIN E. RICHTER was Chairman of the Board of Directors of our predecessor company, Hill International, Inc., which is sometimes referred to hereinafter as “Old Hill,” from 1985 until June 28, 2006, and he was its Chief Executive Officer and a member of its Board of Directors since he founded Old Hill in 1976. On June 28, 2006, he was appointed Chairman of the Board of Directors and Chief Executive Officer of the Company. In 2002, Mr. Richter was selected as a Fellow by the Construction Management Association of America (“CMAA”) for his contributions to the construction management industry. He is a member of the World Presidents’ Organization and the Construction Industry Round Table. He is the author of several books including Handbook of Construction Law & Claims and International Construction Claims: Avoiding and Resolving Disputes. He has served or does serve on a number of Boards of Directors, including Rutgers University, Temple University Hospital, CMAA, incNETWORKS, Inc., Energy Storage & Power and Proton Therapy, Inc. Mr. Richter holds a B.A. in government from Wesleyan University and a J.D. from Rutgers University School of Law at Camden, and he has been named a Distinguished Alumnus at both schools. Mr. Richter’s substantial expertise in the areas of project management and construction claims has made him highly regarded in our industry. His strategic vision, leadership and construction industry knowledge have helped to guide Old Hill and the Company on its path of growth and success. Age: 65. Other Public Company Board Service: None.

WILLIAM J. DOYLE has been a Director of Hill since June 28, 2006. Mr. Doyle has been retired from full-time employment since June 1999. From 1993 to 1999, he was Chairman and Chief Executive Officer of Paolin & Sweeney, Inc., an advertising and public relations firm. Before that, he was Vice Chairman of the Board of Directors of Old Hill from 1985 to 1992. Mr. Doyle has served as Chairman of the Delaware River Port Authority, as Chairman of the Philadelphia Area Transportation Corp., as Chairman of the Executive Committee of the Tri-State Regional Port Development Corp., and as President of the Philadelphia Chapter of the Young Presidents’ Organization. He served on the Board of Directors of STV Group, Inc., then a Nasdaq-listed engineering, architecture and construction management firm, from 1993 to 2001. He has also served on the Board of Directors of the American Cinematheque, the Philadelphia College of Performing Arts, the American Public Transportation Association, and the CMAA. Mr. Doyle’s experience as a director of the Company and its predecessors, his experience as a chief executive officer of other companies and his service as director of a then-

public engineering and construction management company are strong assets to the Board. Age: 79. Other Public Company Board Service: None.

STEVEN M. KRAMER is a new director nominee. Mr. Kramer is President and Chief Operating Officer of Synchema, LLC which he founded in 2009. Synchema is a consulting company which assists companies in various aspects of strategic planning. Prior to Synchema, Mr. Kramer was President and Chief Operating Officer of Kelstar International, which he co-founded, from 1987 until it was sold to Altana, a publicly-owned German specialty chemical and pharmaceutical company, in October 2005. Kelstar is a manufacturer of aqueous coatings, ultraviolet-curable coatings and specialty chemicals for the international printing industry. He resigned from Kelstar in 2006. Mr. Kramer earned his B. S. in Graphic Communications from the Rochester Institute of Technology. Mr. Kramer is a member of the Board of Directors of Dragonfly Forest, Inc., a non-profit organization dedicated to providing overnight camp experiences to seriously ill children. He is also a member of the Young Presidents’ Organization. Mr. Kramer’s experience as founder and executive of his own companies and his experience with respect to strategic planning provides valuable insight regarding the Company’s growth and direction. Age: 48. Other Public Company Board Service: None.

Continuing Directors – Term Expiring in 2012

BRIAN W. CLYMER has been a Director of Hill since June 28, 2006. Mr. Clymer is Senior Vice President of External Affairs for Prudential Financial, Inc. where he has worked since July 1997. Prior to Prudential, he served as New Jersey State Treasurer under Governor Christine Todd Whitman from 1994 to 1997. Prior to that, Mr. Clymer was President and Chief Executive Officer of Railway System Design, Inc. and Vice President of its parent company, Gannett Fleming, Inc., an engineering design firm, from 1993 to 1994. From 1989 to 1993, he served under President George H.W. Bush as Administrator of the U.S. Department of Transportation’s Federal Transit Administration. Mr. Clymer has served on numerous Boards of Directors, including the New Jersey Sports and Exposition Authority, the New Jersey Casino Reinvestment Development Authority, the New Jersey Performing Arts Center, the Southeastern Pennsylvania Transportation Authority, the American Public Transit Association, Security First Bank, and Motor Coach Industries International, Inc., then a New York Stock Exchange-listed designer and manufacturer of buses and coaches. He currently serves on the Board of Directors of the New Jersey Alliance for Action, the Prudential Financial, Inc. Political Action Committee, the Independent College Fund of New Jersey and Longport, Inc., an OTCBB-listed medical technology company. Mr. Clymer earned his B.S. in business and economics from Lehigh University. He is a Certified Public Accountant in the Commonwealth of Pennsylvania. Mr. Clymer has spent almost 20 years in the field of public accounting and brings extensive experience as an executive and board member of various publicly and non-publicly held entities and offers deep knowledge of financial, economic and accounting matters. Age: 62. Other Public Company Board Service: Longport, Inc. (2001 to present).

CAMILLE S. ANDREWS has been a Director of Hill since June 2009. Since 1998, Ms. Andrews has been an Associate Dean, and since 1996 she has been a member of the faculty, of Rutgers University School of Law at Camden. Since 2007, Ms. Andrews has also served as a Managing Director of and Counsel to Context Capital Partners, a private equity firm. Between 1986 and 1996, Ms. Andrews was a Partner with the law firm of Dilworth Paxson LLP, and between 2006 and 2008, she was Of Counsel to that firm. Ms. Andrews earned a B.A. magna cum laude in rhetoric and communication from the University of Pittsburgh and a J.D. with honors from Rutgers University School of Law at Camden. She is a member of several charitable boards, including the Walnut Street Theatre, ACYO Foundation and New Jersey Child Cares. Ms. Andrews is admitted to practice law in New Jersey and Pennsylvania. Ms. Andrews offers a wealth of legal expertise in commercial matters and her service on the boards of other companies provides cross-board experience. Age: 50. Other Public Company Board Service: None.

Continuing Directors – Term Expiring in 2011

DAVID L. RICHTER was President and Chief Operating Officer of Old Hill from April 2004 until June 28, 2006, and he was a member of its Board of Directors from February 1998 until June 28, 2006. On June 28, 2006, he was appointed President and Chief Operating Officer of the Company and a member of our Board of Directors. He was President of Old Hill’s Project Management Group from April 2001 to March 2004. Before that, Mr. Richter was Old Hill’s Senior Vice President, General Counsel and Secretary from 1999 to 2001 and Vice President, General Counsel and Secretary from 1995 to 1999. Prior to joining Old Hill, he was an attorney with the New York City law firm of Weil, Gotshal & Manges LLP from 1992 to 1995. Mr. Richter is a member of the Young Presidents’ Organization, a member of the Board of Trustees of the Southern New Jersey Development Council and he was a member of the Board of Directors of the CMAA from 2001 to 2007. He earned a B.S. in management, a B.S.E. in civil engineering and a J.D. from the University of Pennsylvania. Mr. Richter is a son of Irvin E. Richter. Mr. Richter has years of executive leadership with the Company and has developed great expertise in the construction management industry. Age: 43. Other Public Company Board Service: None.

ALAN S. FELLHEIMER has been a Director of Hill since June 28, 2006. He has been Chairman of the Philadelphia law firm of Fellheimer & Eichen LLP since January 1998. He was Chairman of the Board of the Pennsylvania Business Bank, a state-chartered bank, from 1998 when he founded the bank, until 2008 when the bank was sold. He also served as the bank’s President and Chief Executive Officer from 1998 until 2006. From 1991 to 1998, Mr. Fellheimer was a Partner in the Philadelphia law firm of Fellheimer Eichen Braverman & Kaskey. During 1990, he was a Partner with the Philadelphia law firm of Spector Gadon & Rosen, P.C. From 1985 to 1990, Mr. Fellheimer was Chairman and Chief Executive Officer of Equimark Corp., then a New York Stock Exchange-listed bank holding company. He currently serves as a member of the Board of Trustees of Gratz College, a member of the Board of Trustees of the Pennsylvania Ballet, a member of the President’s Advisory Board of Temple University and a member of the Dean’s Advisory Board of the School of Social Policy & Practice of the University of Pennsylvania. Mr. Fellheimer is a Trustee of the Law Foundation of Temple University and a Trustee of the Grand Lodge of Pennsylvania, AYF&AM. Mr. Fellheimer earned his A.B. in liberal arts and his J.D. summa cum laude from Temple University. He is a member of the New Jersey, New York and Pennsylvania bars. Mr. Fellheimer has significant banking expertise and brings to the Company experience in leadership positions with public and non-public entities. Age: 67. Other Public Company Board Service: None.

CORPORATE GOVERNANCE

Pursuant to the Delaware General Corporation Law and the Company’s By-laws, the Company’s business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. We currently have seven members on our Board.

During fiscal 2009, the Board held ten meetings and the committees held a total of 19 meetings. Each incumbent Director attended more than 75% of the total number of meetings of the Board of Directors and the Board committees of which he or she was a member during the period he or she served as a Director in fiscal 2009. Although, we do not have a policy requiring all Directors to attend annual meetings of stockholders, we expect all Directors to attend, absent extenuating circumstances.

Director Independence

The standards applied by the Board of Directors in affirmatively determining whether a director is “independent,” in compliance with the rules of the NYSE, generally provide that a director is not independent if:

(1) the director is, or has been within the last three years, our employee, or an immediate family member (defined as including a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone, other than domestic employees, who shares such person’s home), is, or has been within the last three years, one of our executive officers;

(2) the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(3) (a) the director is a current partner or employee of a firm that is our internal or external auditor; (b) the director has an immediate family member who is a current partner of such a firm; (c) the director has an immediate family member who is a current employee of such a firm and who works on our audit; or (d) the director or an immediate family member was, within the last three years, a partner or employee of such a firm and personally worked on our audit within that time;

(4) the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; and

(5) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to or received payments from us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or two percent of such other company’s consolidated gross revenues.

In addition to these objective standards, the Board of Directors has adopted a general standard, also in compliance with the NYSE rules, to the effect that no director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with us. In making this determination, the Board considers all relevant facts and circumstances regarding any transactions, relationships and arrangements between Hill and the Director, and also between Hill and the company or organization with which the Director is affiliated. The Board of Directors has determined that our current independent directors are Camille S. Andrews, Brian W. Clymer, William J. Doyle, Alan S. Fellheimer and Eric S. Rosenfeld. If elected, Mr. Kramer will be an independent director.

Board Leadership Structure

The Company has not separated the roles of Chairman of the Board and Chief Executive Officer and does not have a lead independent director. The Board has reviewed its leadership structure and concluded that its current structure is the appropriate one for the Company at this time. Specifically, our Board believes that Irvin E. Richter is best situated to serve as its chairman because he is very familiar with the Company’s business and the industries it serves and is most capable of effectively identifying the opportunities, risks and challenges the Company faces. Because of his long service to the Company and its predecessor, as both Chief Executive Officer and Chairman, our board believes that Mr. Richter is in the best position to lead discussions on and execute our operating strategy and develop agendas to ensure our Board is focusing on the issues that are most important to the Company’s long-term growth. Furthermore, the Board believes that its current structure encourages the free and open dialogue of competing views and provides for strong oversight of management. Therefore, we believe that Mr. Richter leading both the Company and the Board is appropriate and in our best interests.

Role of the Board in Risk Oversight

The Board as a whole has responsibility for risk oversight, with reviews of certain areas conducted by relevant Board committees that report on their findings to the Board. The oversight responsibility of the Board and the Board committees is facilitated by management reporting processes designed to provide information to the Board concerning the identification, assessment and management of critical risks and management’s risk mitigation strategies and practices. These areas of focus include operational, economic, competitive, financial (including accounting, reporting, credit, liquidity and tax), legal, regulatory, compliance, environmental, political and strategic risks. The full Board (or the appropriate Board committee), in concert with the appropriate management within the Company, reviews management reports to formulate risk identification, risk management and risk mitigation strategies. When a Board committee initially reviews management reports, the Chairman of the relevant Board committee briefs the full Board on the specifics of the matter at the next Board meeting. This process enables the Board to coordinate the risk oversight role, particularly with respect to risks spanning more than one operational area.

Corporate Governance Guidelines

The Corporate Governance Guidelines adopted by the Board, which include guidelines for determining director independence, are published on the Company’s website at www.hillintl.com, in the “Investor Relations” section, and are available in print to any stockholder upon request. That section of the website makes available the Company’s corporate governance materials, including Board committee charters. Those materials are also available in print to any stockholder upon request.

Code of Ethics

All directors, officers and employees of the Company must act ethically at all times and in accordance with the policies comprising Hill’s Code of Ethics which is available on our website at www.hillintl.com, in the “Investor Relations” section, and is available in print to any stockholder upon request. Any waiver or any implicit waiver from a provision of the Code of Ethics by Hill’s chief executive officer, chief financial officer, chief accounting officer or controller, or any amendment to the Code of Ethics must be approved by the Board and must be disclosed in the Company’s Annual Report on Form 10-K or in a Current Report on Form 8-K filed with the SEC. Hill’s Audit Committee is responsible for applying the Code of Ethics to specific situations in which questions are presented to it and has the authority to interpret the Code of Ethics in any particular situation. If, after investigating any potential breach of the Code of Ethics reported to it, the Audit Committee determines (by majority decision) that a breach has occurred, it will inform the Board of Directors. Upon being notified that a breach has occurred, the Board (by majority decision) will take or authorize such disciplinary or preventive action as it deems appropriate, after consultation with the Audit Committee and/or the Company’s General Counsel, up to and including dismissal or, in the event of criminal or other serious violations of law, notification of the SEC or other appropriate law enforcement authorities.

Communicating Concerns to Directors

The Company encourages all interested persons to communicate any concern that an officer, employee, director or representative of Hill has engaged in illegal, dishonest or fraudulent activity, or has violated Hill’s Code of Ethics. Such persons may report their concerns to the Board in one of the following ways: by mail sent to William H. Dengler, Jr., Corporate Secretary, at the Company’s principal executive office: 303 Lippincott Centre, Marlton, NJ 08053; by telephone at (866) 352-2792; or by email addressed to hil@openboard.info. All such communications will be referred to Mr. Dengler who will circulate them to the members of the Board, or in the case of potential violations of the Code of Ethics, to the Chairman of the Audit Committee. If the communication is directed to a particular Director, Mr. Dengler will forward the communication to that Director. The Board does not screen stockholder communications.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Eric S. Rosenfeld, who is a member of our Compensation Committee, served as the Chairman, President and Chief Executive Officer of the Company from its inception until its merger with Old Hill on June 28, 2006. Mr. Rosenfeld did not receive any salary or Director’s fees for his service to the Company in those capacities. Mr. Rosenfeld is not standing for re-election. William J. Doyle, who is a member of our Compensation Committee, was an officer of Old Hill from 1979 until 1992.

COMMITTEES OF THE BOARD OF DIRECTORS

During 2009, the Board had standing Audit, Compensation and Governance and Nominating Committees. All members of each committee have been determined by the Board of Directors to be “independent” under applicable NYSE rules. In addition, the Board has determined that each member of the Audit Committee meets SEC independence requirements which require that members of the Audit Committee may not accept directly or indirectly any consulting, advisory or other compensatory fee from Hill or any of its subsidiaries other than their directors’ compensation. The charter of each committee is available on our website at www.hillintl.com, in the “Investor Relations” section.

Audit Committee. During 2009, the Audit Committee consisted of Brian W. Clymer (Chair), William J. Doyle, Alan S. Fellheimer and Eric S. Rosenfeld. The Board has determined that each member of the Audit Committee is financially literate. The Board has also determined that Brian W. Clymer possesses accounting or related financial management expertise within the meaning of the NYSE listing standards and qualifies as an “audit committee financial expert,” as defined by the rules of the SEC. For additional information regarding Mr. Clymer’s experience and background, see “Item 1—Election of Directors” above.

The Audit Committee assists the Board in fulfilling its oversight responsibilities by (a) reviewing the financial reports and other financial information provided by Hill to its stockholders, the SEC and others, (b) monitoring the Company’s financial reporting processes and internal control systems, (c) retaining Hill’s independent auditors, (d) overseeing the Company’s independent auditor and internal auditors and (e) monitoring the Company’s compliance with its ethics policies and with applicable legal and regulatory requirements. The Audit Committee also reviews and approves any transactions between Hill and any related parties. During fiscal 2009, the Audit Committee met five times. The report of the Audit Committee is included in this proxy statement.

Compensation Committee. During 2009, the Compensation Committee consisted of Alan S. Fellheimer (Chair), Camille S. Andrews, Brian W. Clymer and William J. Doyle. Each member of the Compensation Committee is a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Compensation Committee oversees Hill’s executive compensation programs. The Compensation Committee reviews and recommends to the Board for approval the compensation arrangements for all of the Company’s executive officers. During 2009, the Compensation Committee met 12 times. The processes of the Compensation Committee are described below in the “Compensation Discussion and Analysis” section of this proxy statement, under the subsection “— Role of the Compensation Committee and Management.”

Governance and Nominating Committee. During 2009, the Governance and Nominating Committee consisted of Camille S. Andrews (Chair), Brian W. Clymer, William J. Doyle and Alan S. Fellheimer. The Governance and Nominating Committee oversees matters relating to the evaluation and recommendation to the Board of the persons to be nominated for election as directors at any meeting of stockholders, and the persons to be appointed by the Board to fill any vacancy on the Board.

The Governance and Nominating Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience, and background sought of Board members in the context of our business and the then-current membership on the Board. This assessment includes a consideration of independence, diversity, age, skills, experience and industry backgrounds in the context of the needs of the Board and the Company, as well as the ability of current and prospective directors to devote sufficient time to performing their duties in an effective manner. Although the Company does not have a formal policy with respect to diversity standards, as a matter of practice, the Governance and Nominating Committee considers matters commonly viewed as matters of diversity in the context of the Board as a whole and, in its effort to select a Board that it believes will best serve the interests of the Company and its stockholders, takes into account the personal characteristics and experience of current and prospective directors to facilitate Board deliberations that reflect a broad range of perspectives.

The Governance and Nominating Committee carefully considers all director candidates recommended by our stockholders, and the Governance and Nominating Committee does not and will not evaluate such candidate recommendations any differently from the way it evaluates other candidates. In its evaluation of each proposed candidate, the Governance and Nominating Committee considers many factors including, without limitation, the individual’s experience, character, integrity, demonstrations of judgment and ability, and financial and other special expertise. Any stockholder who wishes to recommend an individual as a nominee for election to the Board should submit such recommendation in writing by mail to Hill International, Inc., 303 Lippincott Centre, Marlton, NJ 08053, Attn: Chair of Governance and Nominating Committee, together with information regarding the experience, education and general background of the individual and a statement as to why the stockholder believes such individual to be an appropriate candidate for the Board of Directors of Hill. Such recommendation should be provided to Hill no later than 80 days prior to the anniversary of the date of the notice accompanying these proxy materials. The Company’s Chairman and Chief Executive Officer identified Steven M. Kramer as a prospective candidate for Hill’s Board and following the process outlined above, Mr. Kramer was nominated as a new director. During 2009, the Governance and Nominating Committee held two meetings.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis describes each element of compensation that we pay or award to, or that is earned by, our named executive officers and our policies and decisions with regard to their compensation. For 2009, Hill’s named executive officers were: Irvin E. Richter, Chairman and Chief Executive Officer, David L. Richter, President and Chief Operating Officer, Raouf S. Ghali, President, Project Management Group (International), Frederic Z. Samelian, President, Construction Claims Group, and John Fanelli III, Senior Vice President and Chief Financial Officer.

Overview

Historically, Hill’s compensation philosophy has been that we should provide a compensation program for our executive officers that is competitive with the companies we consider our peers for executive employment and compensation purposes and that fosters executive retention in a manner that furthers Hill’s mission of maximizing long-term stockholder value, client relationships, excellent financial performance, quality of service and employee satisfaction. That philosophy has been implemented by placing substantial reliance on the payment of executive salaries at the high end of the range of salary compensation received by executives with comparable job responsibilities at our peer companies, as well as through the use of year-end bonuses and long-term incentive compensation elements.

As we entered 2009, the Compensation Committee took note of the continued difficult conditions facing the construction industry and the impact these conditions were having on our project management and construction claims consulting businesses. As a result, the Compensation Committee sought to compensate our named executive officers in a manner that would enable us to retain them as Hill’s senior management team through the economic downturn and appropriately recognize their unique experience and skill sets as well as their efforts on behalf of Hill during 2009 consistent with our overall business objectives and our stockholders’ best interests. The Compensation Committee paid particular attention to our overall business and financial achievements in 2009 in light of the current global economic downturn particularly affecting the industry sectors we serve.

For 2009, the Compensation Committee used various short and long-term performance-based compensation components within the mix of elements comprising the overall compensation packages paid to Hill’s executive officers. The discussion that follows explains the manner in which the Compensation Committee applied these elements to develop the compensation policies and arrangements for our named executive officers.

Compensation Philosophy and Objectives

Performance. The Company’s policy is that the Compensation Committee and the Board consider an executive officer’s performance in determining his or her compensation. In addition, the Compensation Committee and the Board, in their discretion, may reward performance that has exceeded the particular expectations that were considered in determining an executive officer’s compensation, and may provide short-term incentives to executive officers to reward performance that exceeds particular expectations in cases where such performance would not otherwise be rewarded by other elements of Hill’s compensation program.

In considering the appropriate manner in which to reward the performance of our named executive officers, our Compensation Committee and Board have established compensation policies implemented through the creation of specific rewards and designed for particular named executive officers. In this regard, in view of the relatively large equity interest in our Company owned by our Chairman and Chief Executive Officer, our Compensation Committee has determined to reward performance in a particular year through a significant increase in base salary for the following year in addition to bonus and long-term incentive compensation. For our President and Chief Operating Officer, our Compensation Committee and Board have relied to a lesser extent on year-over-year increases in base salary and emphasized bonus and long-term incentive compensation as a percentage of total annual compensation. In addition, we recognize the intense competition for talented senior executives in the sectors in which we operate and, in rewarding performance, focus closely on the need to retain the services of our other named executive officers who do not own significant equity interests in our Company. As a result, our Compensation Committee has established compensation policies that reward performance of these executives primarily by offering year-over-year base salary increases and by using bonus and long-term incentive awards primarily to reward extraordinary performance designed to reflect the overall growth and profitability of the Company as well as in the groups they manage.

For 2009, the Compensation Committee began to rely to a certain extent on the use of mathematical formulas in considering whether an individual executive’s performance merited recognition through an award of periodic bonuses. Consistent with the discussion included in the proxy statement used in connection with our annual meeting of stockholders held in 2009, the Compensation Committee awarded formula-based annual bonuses as components of the total compensation packages received by our Chairman and Chief Executive Officer and our President and Chief Operating Officer for 2009.

In addition, for 2010, the Compensation Committee and the Board have adopted, and in this proxy statement have recommended stockholder approval of, the Hill International, Inc. 2010 Senior Executive Bonus Plan (the “Bonus Plan”). The Bonus Plan permits the Compensation Committee or the Board to award performance-based bonuses to our senior officers based on the achievement of performance goals established by the Compensation Committee or the Board in a manner designed to enable us to deduct for federal income tax purposes this bonus compensation consistent with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Compensation Committee believes it is of paramount importance to provide appropriate levels of compensation to our senior executives. Accordingly, the Compensation Committee may determine that the amount of a performance-based bonus award under the Bonus Plan is not sufficient to appropriately compensate or incentivize one or more senior executives for their performance with respect to the applicable performance period. In such event, the Compensation Committee may determine to award discretionary bonuses to senior executives, even if we are unable to deduct for federal income tax purposes the amount of the discretionary bonus.

Alignment. The Compensation Committee believes that alignment of the compensation of our executive officers with the interests of our stockholders through use of stock-based incentive compensation is one of the core principles of our Company’s compensation philosophy. In light of the collective ownership by our Chairman and Chief Executive Officer and our President and Chief Operating Officer of nearly 30% of the outstanding shares of our common stock, the Board and the Compensation Committee historically have viewed their interests as aligned with those of our other stockholders. Even so, the Compensation Committee and the Board believe it is important to award a significant portion of the total annual compensation for our Chairman and Chief Executive Officer and our President and Chief Operating Officer in the form of long-term incentive compensation in order to establish a reward for our most senior officers relating to the creation of value for our stockholders over the longer term. In view of the substantial equity ownership in our Company by our Chairman and Chief Executive Officer and our President and Chief Operating Officer, for 2009 our Compensation Committee decided to recommend to the Board a lesser emphasis on long-term incentive awards as a proportion of total annual compensation than might otherwise be awarded to executives at a similar level with less equity ownership.

As a goal, we seek to align the compensation of our executive officers with the interests of our stockholders through the use, among other compensation elements, of stock-based incentive compensation. In connection with the determination of the total compensation of our named executive officers, other than our Chairman and Chief Executive Officer and our President and Chief Operating Officer for 2009, the Compensation Committee decided to award options to purchase shares of our common stock in order to establish performance-based incentive compensation. The Compensation Committee expects to use stock option and other equity-based compensation elements to establish long-term incentive compensation for our named executive officers in connection with the determination of their total annual compensation in the future.

Retention. As discussed above, we recognize the intense competition for talented senior executives in the sectors in which we operate. Accordingly, retention of our executive officers is one of the core objectives of our compensation philosophy. Historically, the Compensation Committee has sought to attain that objective primarily through the payment of base salaries at the higher end of the range of compensation that may be paid to executives at other companies within our industry. During 2009, the Compensation Committee began considering how to redesign the named executive officers’ total compensation so that each compensation element may be used to enable our Company to retain the services of our executive officers, consistent with our overall business strategy. As a result of this consideration, for 2009, the Compensation Committee decided to rely increasingly on equity-based long-term incentive awards as well as bonus compensation in a manner designed to enhance the utility of these components as tools to retain our most talented senior executives.

Determining Compensation

General. In setting each element of compensation, the Compensation Committee has historically made qualitative assessments of the contributions made by each named executive officer toward our Company’s achievement of its overall business and financial performance. These assessments have been employed by the Compensation Committee in determining which of the various compensation elements available to it should be included in each named executive officer’s total compensation package, as well as the dollar amount thereof.

Base salaries for our named executive officers are established by the Compensation Committee on an annual basis. When establishing annual base salaries, the Compensation Committee takes into account the performance of each named executive officer, his role and responsibilities within our Company and the compensation of comparable executives at other publicly traded companies in our peer group. For our Chairman and Chief Executive Officer and our President and Chief Operating Officer, the Compensation Committee considered the total annual compensation of executives at similar levels in the companies included in the selected peer group listed below in “Role of the Compensation Consultant.” Under the terms of their respective employment agreements described below in “Employment Agreements,” each of our Chairman and Chief Executive Officer and our President and Chief Operating Officer is entitled to receive base salary and an annual long-term equity-based incentive award, which when aggregated with his target bonus, which he will have the opportunity to earn based on the achievement of performance targets established annually by the Compensation Committee, is not less than the 75th percentile of the total base salary, bonus and long-term incentive award earned by executives with comparable positions in our selected peer group companies. Our Compensation Committee believes that using the 75th percentile for comparative purposes reflects the high level of competency of our Company’s senior executive officers.

For our other named executive officers, for 2009, the Compensation Committee relied to a great extent on the assessments of their performance by our Chairman and Chief Executive Officer and our President and Chief Operating Officer, to whom each of these executive officers reports. The Compensation Committee believes that this methodology allows us to account for all of the facts and circumstances of the particular executive officer’s performance and enable us to most effectively reward, motivate, challenge and retain our named executive officers, other than our Chairman and Chief Executive Officer and our President and Chief Operating Officer.

In the first quarter of 2009, the Compensation Committee established targeted levels of bonus eligibility for our Chairman and Chief Executive Officer and our President and Chief Operating Officer based on actual earnings per diluted common share reported by our Company for 2009. The Compensation Committee determined that these individuals would be eligible to earn 100% of their respective bonus compensation targets if our Company reported earnings per diluted common share of $0.49 for 2009. (For 2009, our Company reported earnings of $0.49 per diluted common share, thus entitling these executives to 100% of their respective targeted bonuses.) The Compensation Committee selected this performance criterion based on presentations by management concerning expectations for 2009 operating performance and related discourse among the Board and management during the first quarter of 2009. The Compensation Committee noted that the performance level selected for 2009 reflected approximately a 14% increase over 2008. In addition, the Compensation Committee established levels for earnings per diluted common share, ranging from a base equal to the actual 2008 earnings per diluted common share, below which these individuals would not be eligible for any bonus, to approximately 40% greater than the 2008 earnings per diluted common share, at which these individuals would be entitled to earn 200% of their respective bonus targets. Between the earnings goals and each of these levels, bonus eligibility would have been adjusted on an evenly graduated, sliding-scale.

Role of the Compensation Committee and Management. The Compensation Committee reviews all of our Company’s compensation and benefit programs. As part of its review of these programs, the Compensation Committee evaluates the competitiveness of compensation and benefits packages offered to our named executive officers and other executive officers, with input from the Compensation Committee’s compensation consultant. In addition, the Compensation Committee reviews and approves our corporate incentives, goals and performance objectives as well as the incentives, goals and performance objectives we establish for individuals under our Company’s compensation and benefit programs. The Compensation Committee evaluates the level of achievement of the corporate incentives, goals and performance objectives set for individuals and, based on the level of achievement, approves any awards dependent on these criteria under our Company’s compensation and benefit programs.

As part of the executive compensation decisions made in 2009, our Chairman and Chief Executive Officer and our President and Chief Operating Officer made recommendations to the Compensation Committee regarding the levels of compensation for the named executive officers other than themselves, as well as for other executive officers of Hill. The Compensation Committee also received a compensation analysis regarding Hill’s senior executive officers, including our named executive officers, from Towers Watson & Co., a full-service human resources consulting company, after which point the Compensation Committee made its determinations and recommendations to the Board for the Board’s approval of the compensation levels for the Chairman and Chief Executive Officer and the President and Chief Operating Officer, as well as the other named executive officers.

Role of Compensation Consultant. Representatives of Towers Watson & Co. participated in meetings of the Compensation Committee at which the compensation for 2009 was considered and determined for our Chairman and Chief Executive Officer, our President and Chief Operating Officer and our other named executive officers. In addition, as a part of the Compensation Committee’s process with respect to 2009 compensation, a representative of Towers Watson & Co. interfaced directly with our Chairman and Chief Executive Officer and our President and Chief Operating Officer and conducted interviews of these officers and our other named executive officers. These interviews were designed to supplement the understanding of the Compensation Committee and Towers Watson & Co. with regard to the duties and responsibilities of these officers as well as the types and extent of awards that might be available to incentivize performance in the manner considered by the Compensation Committee to be consistent with the goals and objectives of the Board of Directors.

Towers Watson & Co. reviewed with the Compensation Committee the cash and equity-based compensation for our Chairman and Chief Executive Officer, our President and Chief Operating Officer, our other named executive officers as well as certain of our Company’s other senior executives. In connection with its review, Towers Watson provided to the Compensation Committee its independent recommendation with respect to the compensation packages for our Chairman and Chief Executive Officer and our President and Chief Operating Officer for 2009. As part of this review and recommendation, Towers Watson & Co. provided the Compensation Committee with its analyses regarding the base salaries, total cash compensation and total direct compensation (total cash compensation plus long-term compensation) received by the chief executive officers and chief operating officers of the following group of companies: CRA International, Inc., Diamond Management & Technology Consultants, Inc., Exponent, Inc., Huron Consulting Group Inc. and Navigant Consulting, Inc.

Noting that the public companies with which we compete for project management business tend to be significantly larger than us, the Compensation Committee concluded that those direct competitors would not be an appropriate group to use for purposes of analyzing the compensation paid to our Chairman and Chief Executive Officer and our President and Chief Operating Officer. Accordingly, the companies identified above provide services in consulting or other fields that are similar to the services we provide and were selected on the basis of their size relative to us, and the presence within those companies and us of similar business model, cultural and philosophical elements. In addition, we recognize the companies in this group as those publicly traded companies with whom we compete most aggressively for talented executives. Accordingly, we refer to these companies as our “selected peer group” companies. In terms of size measured by total annual revenues during the fiscal year reported most recently prior to the end of Hill’s 2008 fiscal year, the companies within the selected peer group ranged between $820 million and $190 million.

Equity Grant Practices. The exercise price of each stock option granted to the named executive officers, as well as to our other named executive officers, was not less than the closing price of our common stock on the date of grant. Typically, the Board awards long-term equity-based incentives to selected executives at a level of vice president or above. Historically, we have awarded long-term equity-based incentives, typically in the form of options to purchase shares of our common stock, to a wide range of our officers in two-year cycles. In this regard, in February 2007, we awarded stock options to all of our officers and, in February 2009, we awarded stock options to substantially all of our officers. The Compensation Committee expects to consider expanding the use of stock options and other equity-based awards in the future.

We have not in the past and do not intend in the future to coordinate our grants of stock options with the release of material non-public information. We have not, as of the date of this proxy statement, adopted a policy covering compensatory equity grants. We also do not have a policy on the re-pricing of our stock options, but we have not previously re-priced any of our options.

Elements of Compensation

Base Salary. The Compensation Committee aims to establish the base salary for each named executive officer at a level that is reflective of the level of responsibility assumed by that officer. For our Chairman and Chief

Executive Officer and our President and Chief Operating Officer, total annual compensation is targeted at the 75th percentile of executive officers serving in comparable capacities with the companies included in our selected peer group. In view of the significant stock ownership in our Company by our Chairman and Chief Executive Officer and our President and Chief Operating Officer, the Compensation Committee has leaned more heavily on base salary than on equity-based compensation for these individuals. Equally relevant, the Compensation Committee recognizes that during the time it was a privately-owned business, our Company typically did not award any bonus compensation or equity-based incentives to these individuals and, instead, concentrated compensation in the form of base salary. Since our Company’s business became publicly owned, the Compensation Committee has sought to transition compensation practices to methods more commonly used by publicly traded companies, but has sought doing so without reducing the base salaries of our executive officers, including our Chairman and Chief Executive Officer, our President and Chief Operating Officer and our other named executive officers.

The base salaries for our named executive officers are targeted at the high end of our selected peer group and are adjusted to recognize varying levels of responsibility, individual performance, business segment performance, and internal Company issues. The Compensation Committee reviews each executive officer’s base salary on an annual basis. During 2009, Hill’s Chairman and Chief Executive Officer and its President and Chief Operating Officer were paid base salaries of $1,250,000 and $675,000, respectively. The salaries paid to the chief executive officers within the selected peer group of companies ranged between $1,100,000 and $488,000. The salaries paid to the chief operating officers within the selected peer group of companies ranged between $600,000 and $465,000.

Annual Incentive Awards. The Compensation Committee and the Board, in their discretion, may establish annual incentives from time to time. Our objective in providing annual incentives is to reward short-term performance that has exceeded specific expectations in circumstances where no other element of our compensation program would otherwise reward such performance. For 2009, our Chairman and Chief Executive Officer and our President and Chief Operating Officer were awarded bonuses of $650,000 and $625,000, respectively. Thus, the total cash compensation paid to them for 2009 was $1,900,000 and $1,300,000, respectively. By comparison, the total cash compensation paid to the chief executive officers and the chief operating officers in the selected peer group of companies ranged between $2,200,000 and $651,000 and between $1,200,000 and $865,000, respectively.

Long-Term Equity-Based Incentive Compensation. From time to time, the Compensation Committee and the Board, in their discretion, may award long-term equity-based compensation to our executive officers, including our named executive officers. In determining the terms and amounts of any of these awards, the Compensation Committee seeks primarily to motivate successful multi-year operational and financial performance of our Company, to encourage long-term accountability of the individuals to whom the awards are made and to further reinforce the linkage between executive performance and creation of stockholder value.

For 2009, the Compensation Committee recommended, and the Board approved, certain stock option awards for our named executive officers. The awards are shown in detail in the table under “Grants of Plan Based Awards” on page 22. The awards for our Chairman and Chief Executive Officer and our President and Chief Operating Officer were based on the Compensation Committee’s determination, with input from the Compensation Committee’s compensation consultant, that these awards reflected the appropriate level of long-term equity based incentive for those individuals. In making this determination, the Compensation Committee did not make reference to any specific criteria. In determining the awards for our other named executive officers, the Compensation Committee relied upon recommendations from our Chairman and Chief Executive Officer and our President and Chief Operating Officer as well as input from the Compensation Committee’s compensation consultant.

Total long-term compensation for the chief executive officers and the chief operating officers of the selected peer group of companies ranged between $2,372,000 and $300,000 and between $1,200,000 and $865,000, respectively.

Other Compensation. The forms of other compensation that are provided to our named executive officers are generally available to all employees of Hill on a non-discriminatory basis. These elements of compensation include, without limitation, benefits packages typical for companies of our size and the option to be paid in cash for vacation, sick days and/or personal days not taken. In addition, under the terms of his employment agreement, our Chairman and Chief Executive Officer is entitled to receive, among other things, two automobiles for his use and payment of specified premiums for insurance on his life. The employment agreement with our President and Chief Operating Officer entitles him to receive, among other things, two automobiles for his use.

Employment Agreements

Irvin E. Richter, Hill’s Chairman and Chief Executive Officer, and David L. Richter, Hill’s President and Chief Operating Officer, are each a party to an employment agreement with the Company which is for a term expiring on December 31, 2014. These agreements provide that, in the event of the termination of either executive’s employment by the Company without cause (as defined in each employment agreement), the Company will pay the executive a lump sum equal to three years’ base salary and the executive will be entitled to the continuation of certain benefits for the three-year period following termination, the immediate vesting of all stock options, stock awards or other stock-based compensation as well as other elements of compensation referenced above in “Elements of Compensation – Other Compensation.” Each agreement also entitles the executive to the same compensation and benefits if the executive terminates the agreement for “good reason” or following a “change in control” of our Company (as each of these terms is defined in the respective employment agreement).

In addition, Irvin E. Richter’s employment agreement accords him the opportunity to terminate his role as our Chief Executive Officer and elect to serve as a consultant to our Company. During the period in which he serves as a consultant to our Company, Mr. Richter’s compensation will be reduced to 25% of his total compensation in effect at the time he elects such consultancy. The consultancy election is designed to afford us the opportunity to continue to benefit from Mr. Richter’s service while permitting him to reduce substantially the time he devotes to the service of our Company.

Compensation for Non-Employee Directors in 2009

Non-employee directors’ compensation is set by the Board at the recommendation of the Compensation Committee. For 2009, the Compensation Committee recommended and the Board approved a compensation and benefit program for non-employee Directors. In developing its recommendations, the Compensation Committee was guided by the following goals: compensation should fairly pay Directors for work required in order to serve on the Board and compensation should align non-employee Directors’ interests with the long-term interests of stockholders. For 2009, the Compensation Committee and the Board approved an annual compensation package for each non-employee Director consisting of: (i) a $100,000 director’s fee payable in cash, (ii) a grant of stock options, made at the meeting of our Board of Directors following our annual meeting of stockholders, valued at $30,000 on the grant date, based on a Black-Scholes model, with an exercise price equal to the closing price per share of our common stock on the date of grant and exercisable over a five-year period, and (iii) an award on the same date of shares of our common stock valued at $30,000 based on the closing price per share of our common stock on the date of the award. In addition, the Chairman of the Compensation Committee and the Chairman of the Governance and Nominating Committee each receive an annual committee chairman’s fee of $5,000 payable in cash, and the Chairman of the Audit Committee receives an annual committee chairman’s fee of $10,000 payable in cash.

Share Ownership Guidelines

We do not have a policy with respect to the ownership of our common stock by our named executive officers, other senior executives or members of our Board of Directors. As of the date of this proxy statement, all of our named executive officers own shares of our common stock.

Tax Deductibility of Compensation

We currently do not have a policy with respect to compliance with the limitations imposed by Section 162(m) of the Code, which imposes a $1,000,000 limit on the amount that a public company may deduct as an expense for compensation paid to our named executive officers.

However, the Bonus Plan is being presented to stockholders for approval in order to preserve the tax deductibility of cash incentive awards to executive officers under Section 162(m) of the Code. As mentioned above, Section 162(m) generally limits to $1,000,000 per year the deductibility, for federal income tax purposes, of cash compensation to any individual who, as of the end of the year, is one of our named executive officers. This limitation does not apply to compensation that is deemed to be “qualified performance-based” within the meaning of Section 162(m). Therefore, if compensation qualifies as “qualified performance-based” for purposes of Section 162(m), we will be permitted to deduct it for federal income tax purposes. The provisions of Section 162(m) require, among other things, that the material terms of compensation plans such as our bonus award plans must be approved by a company’s stockholders every five years in order for compensation awarded under such plan to qualify as “qualified performance-based.” For additional information relating to the Compensation Committee’s use of the Bonus Plan and, potentially, the award of other bonus compensation, see “Compensation Philosophy and Objectives – Performance.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with Hill’s management. Based on this review and discussions with management, the Committee recommended to Hill’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. This report is provided by the following independent Directors, who comprise the Committee:

Alan S. Fellheimer (Chairman)

Camille S. Andrews

Brian W. Clymer

William J. Doyle

EXECUTIVE OFFICERS

Hill’s Executive Officers are, as follows:

Name	Age	Position
Irvin E. Richter	65	Chairman and Chief Executive Officer
David L. Richter	43	President and Chief Operating Officer
Thomas J. Spearing III	43	President, Project Management Group (Americas)
Raouf S. Ghali	48	President, Project Management Group (International)
Frederic Z. Samelian	63	President, Construction Claims Group
John Fanelli III	55	Senior Vice President and Chief Financial Officer
Ronald F. Emma	58	Senior Vice President and Chief Accounting Officer
William H. Dengler, Jr.	43	Senior Vice President and General Counsel
Catherine H. Emma	50	Senior Vice President and Chief Administrative Officer
Michael J. Petrisko	44	Senior Vice President and Chief Information Officer

Officers are not appointed for fixed terms. Biographical information for our current officers who are not also Directors follows:

THOMAS J. SPEARING III has been President of our Project Management Group (Americas) since April 2009. Before that, he was Hill’s Senior Vice President and Chief Strategy Officer from September 2007 to March 2009. Prior to joining Hill, Mr. Spearing worked for more than ten years with STV Group, Inc., most recently as Principal-in-Charge of its western region. Before that, Mr. Spearing was a Vice President of business development with Hill. Mr. Spearing earned his B.B.A. in computer and information science from Temple University, his B.S. in construction management and his B.S. in civil engineering from Spring Garden College, and his M.S. in management from Rosemont College. He is an active member of the American Public Transportation Association, the Women’s Transportation Seminar, the New Jersey Business & Industry Association, the Southern New Jersey Development Council, and the New Jersey Alliance for Action, among others.

RAOUF S. GHALI has been President of our Project Management Group (International) since January 2005. Before that, he was our Senior Vice President in charge of project management operations in Europe and the Middle East from June 2001 to December 2004. Before that, Mr. Ghali was a Vice President with us from September 1993 to May 2001. Prior to joining us, he worked for Walt Disney Imagineering from 1988 to 1993. Mr. Ghali has a B.S. degree in business administration and economics and an M.S. in business organizational management from the University of LaVerne.

FREDERIC Z. SAMELIAN has been President of our Construction Claims Group since January 2005. Before that, he was a Senior Vice President with us from March 2003 until December 2004. Before that, Mr. Samelian was President of Conex International, Inc., a construction dispute resolution firm, from March 2002 to March 2003 and from April 2000 to February 2001, an Executive Director with Greyhawk North America, Inc., a construction management and consulting firm from March 2001 to February 2002, and a Director with PricewaterhouseCoopers LLP from September 1998 to March 2000. Before that, he had worked with Old Hill from October 1983 to August 1998. He served as Old Hill’s President and Chief Operating Officer from September 1996 to August 1998. Mr. Samelian has a B.A. in international affairs from George Washington University and an M.B.A. from Southern Illinois University. He is a Project Management Professional certified by the Project Management Institute and he is a licensed General Building Contractor in California.

JOHN FANELLI III has been Senior Vice President and Chief Financial Officer since September 2006. Before that, Mr. Fanelli was Vice President and Chief Accounting Officer of CDI Corp. from June 2005 until June 2006, and he was the Vice President and Corporate Controller of CDI Corporation (a subsidiary of CDI Corp.) from October 2003 until June 2006. CDI Corp. is a New York Stock Exchange-listed professional services and outsourcing firm based in Philadelphia with expertise in engineering, technical services and information technology. From February 2003 until October 2003, Mr. Fanelli was a financial consultant to Berwind Corporation, an investment management company based in Philadelphia which owns a diversified portfolio of manufacturing and service businesses and real estate. Before that, Mr. Fanelli was employed for 18 years by Hunt Corporation, then a New York Stock Exchange-listed manufacturer and marketer of office products. At Hunt, he served as Vice President and Chief Accounting Officer from 1995 until February 2003, and before that as Director of Budgeting, Financial Analysis and Control, from 1985 to 1995. Before that, for eight years Mr. Fanelli was employed with Coopers & Lybrand in various accounting and auditing positions. Mr. Fanelli earned his B.S. in accounting from LaSalle University, and he is a Certified Public Accountant in Pennsylvania.

RONALD F. EMMA has been Senior Vice President and Chief Accounting Officer since January 2007. Mr. Emma had been Hill’s Senior Vice President of Finance from August 1999 to January 2007. Before that, he was Hill’s Vice President of Finance since 1979. Before joining Hill, he was Assistant Controller of General Energy Resources, Inc., a mechanical contracting firm, and prior to that was a Staff Accountant with the accounting firm of Haskins & Sells. Mr. Emma has a B.S. in accounting from St. Joseph’s University and he is a Certified Public Accountant in New Jersey.

WILLIAM H. DENGLER, JR. has been Senior Vice President and General Counsel since March 2007. Mr. Dengler was previously Vice President and General Counsel from January 2002 to March 2007, and Corporate Counsel from April 2001 to December 2001. Mr. Dengler also serves as corporate secretary to Hill and its subsidiaries. Prior to joining Hill, Mr. Dengler served as Assistant Counsel to former New Jersey Governors Donald DiFrancesco and Christine Todd Whitman from September 1999 to April 2001. Mr. Dengler earned his B.A. in political science from Western Maryland College and his J.D. from Rutgers University School of Law at Camden. He is licensed to practice law in New Jersey, as well as before the U.S. Court of Appeals for the Third Circuit and the U.S. Supreme Court.

CATHERINE H. EMMA has been Senior Vice President and Chief Administrative Officer since January 2007. Ms. Emma had been Vice President and Chief Administrative Officer from August 2005 to January 2007. Before that, she served as Hill’s Vice President of Human Resources and Administration. Ms. Emma has been with Hill since 1982. She is certified by the Society for Human Resource Management as a Professional in Human Resources (PHR) and has held professional memberships with Tri-State Human Resources, the Society for Human Resource Management and the BNA Human Resources Personnel Policies Forum. Ms. Emma is the wife of Ronald F. Emma.

MICHAEL J. PETRISKO has been Senior Vice President and Chief Information Officer since January 2009. Before that, he was our Vice President and Chief Information Officer from May 2007 to December 2008. Before that, Mr. Petrisko was Director of Global IT Operations for AECOM Technology Corp., a global architecture, engineering and construction management firm, from September 2005 to May 2007 and Vice President and Chief Information Officer for DMJM Harris, Inc., an AECOM subsidiary, from January 2002 to September 2005. Before that, he was Director of Technical Services for Foster Wheeler Corp., an engineering and construction services firm, from April 1999 to January 2002. Mr. Petrisko studied management information technology at Thomas Edison State College and he is a member of the New Jersey Society of Information Management.

Summary Compensation Table

The following table contains summary information concerning the annual compensation for our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Irvin E. Richter Chairman and Chief Executive Officer	2009	1,250,000	650,000	—	177,750	153,842	2,231,592
	2008	1,000,000	600,000	—	—	289,504	1,889,504
	2007	900,000	—	—	—	186,551	1,086,551

John Fanelli III Senior VP and Chief Financial Officer	2009	315,000	—	—	21,393	10,890	347,283
	2008	300,000	—	—	—	12,688	312,688
	2007	260,000	—	—	153,705	7,398	421,103

David L. Richter President and Chief Operating Officer	2009	675,000	625,000	—	160,445	54,623	1,515,068
	2008	550,000	500,000	820,000	—	63,806	1,933,806
	2007	500,000	400,000	—	123,110	61,059	1,084,169

Raouf S. Ghali President, Project Management Group (International)	2009	650,000	150,000	—	106,963	32,406	939,369
	2008	575,000	100,000	410,000	—	27,722	1,112,722
	2007	427,583	50,000	—	76,852	23,772	578,207

Frederic Z. Samelian President, Construction Claims Group	2009	485,000	25,000	—	53,482	28,163	591,645
	2008	450,000	50,000	410,000	—	29,472	939,472
	2007	400,000	50,000	—	76,852	23,016	549,868

(1)	The amounts reported in these columns reflect the aggregate grant date fair value of stock awards and grants of stock options calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The calculation of these amounts disregards to the estimate of forfeitures related to time-based vesting conditions. In December 2009, the SEC changed its rules on how to calculate the amounts reported in the “Stock Awards” and “Option Awards” columns and adopted rules requiring reporting companies, such as Hill, to recalculate the amounts previously reported for 2008 and 2007. As a result, the amounts reported in the “Stock Awards,” “Option Awards” and “Total” columns for 2008 and 2007 differ from the amounts previously reported in Hill’s 2009 and 2008 proxy statements. The amounts in these columns do not reflect compensation actually received by the named executive officer. The actual value, if any, that an executive may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award, and for options, upon the excess of the stock price over the exercise price, if any, on the date the award is exercised. Thus, there is no assurance that the value, if any, eventually realized by the named executive officer will correspond to the amount shown.

(2)	The Black-Scholes option valuation model is used to estimate the fair value of the options in accordance with ASC 718. For a discussion of the assumptions used, see Note 12 to the Company’s consolidated financial statements for 2009 contained in the Form 10-K filed with the SEC on March 12, 2010.

(3)	Hill provides its named executive officers with additional benefits, reflected in the table below for 2009, that Hill believes are reasonable, competitive and consistent with the Company’s overall executive compensation program.

Name	Life Insurance ($)	Vehicle ($)	Country Club ($)	Unused Vacation ($)	Medical and Disability ($)	401(k) Match ($)	Total Other Compensation ($)
Irvin E. Richter	55,161	37,400	16,354	24,029	13,548	7,350	153,842
John Fanelli III	960	—	—	—	2,580	7,350	10,890
David L. Richter	960	18,281	—	12,975	15,057	7,350	54,623
Raouf S. Ghali	960	—	—	12,495	11,601	7,350	32,406
Frederic Z. Samelian	960	—	—	9,323	10,530	7,350	28,163

Grants of Plan-Based Awards

The following table presents information about equity-based awards made to our named executive officers in 2009. The Company did not make any stock awards in 2009.

Name	Grant Date	All other stock awards: number of shares of stock or units	All other option awards: number of securities underlying options (#)(1)	Exercise or base price of option awards ($/Sh)		Grant date fair value of stock and option awards ($)
Irvin E. Richter	3/9/09	—	200,000	2.70	(2)	177,750
John Fanelli III	3/9/09	—	20,000	2.45		21,393
David L. Richter	3/9/09	—	150,000	2.45		160,445
Raouf S. Ghali	3/9/09	—	100,000	2.45		106,963
Frederic Z. Samelian	3/9/09	—	50,000	2.45		53,482

(1)	Represents options issued under the 2006 Employee Stock Option Plan. Information regarding the vesting schedules and expiration of these options is included in the “Outstanding Equity Awards at Fiscal Year-End” table and the footnotes thereto. Options will vest on an accelerated basis upon the executive’s termination of employment under certain circumstances. Additional information regarding the vesting acceleration provisions applicable to equity awards is included under the heading “Potential Payments upon Termination or Change in Control.”

(2)	The exercise price of these options is 110% of the fair market value of the Company’s common stock on the date of the grant because the named executive officer’s beneficial ownership of the Company’s common stock exceeded 10% on the grant date. The 2006 Employee Stock Option Plan requires that the grant of incentive stock options to a stockholder whose ownership of the Company exceeds 10% at the time of the grant be made at an exercise price equal to 110% of the fair market value of the Company’s common stock on the date of the grant.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information with respect to outstanding equity awards held by our named executive officers as of December 31, 2009.

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)		Option expiration date	Number of shares or units of stock that have not vested (#)		Market value or units of stock that have not vested ($)
Irvin E Richter	—	200,000	(1)	2.70	(2)	3/9/2014	—		—
John Fanelli III	30,000 —	20,000 20,000	(3) (4)	7.67 2.45		2/28/2014 3/9/2016	—		—
David L. Richter	30,000 —	20,000 150,000	(3) (4)	8.44 2.45	(2)	2/28/2012 3/9/2016	30,000	(5)	187,200	(6)
Raouf S. Ghali	10,000 —	15,000 100,000	(3) (4)	7.67 2.45		2/28/2014 3/9/2016	20,000	(5)	124,800	(6)
Frederic Z. Samelian	10,000 —	15,000 50,000	(3) (4)	7.67 2.45		2/28/2014 3/9/2016	20,000	(5)	124,800	(6)

(1)	These options were granted on March 9, 2009 and vest at the rate of 25% per year, with vesting dates of March 9, 2010, 2011, 2012 and 2013.

(2)

The exercise price of these options is 110% of the fair market value of the Company’s common stock on the date of the grant because the named executive officer’s beneficial ownership of the Company’s common stock exceeded 10% on the grant date. The 2006 Employee Stock Option Plan requires that the grant of incentive stock options to a stockholder whose ownership of the Company exceeds 10% at the time of the grant be made at an exercise price equal to 110% of the fair market value of the Company’s common stock on the date of the grant.

(3)	These options were granted on February 28, 2007 and vest at the rate of 20% per year, with vesting dates of February 28, 2008, 2009, 2010, 2011 and 2012.

(4)	These options were granted on March 9, 2009 and vest at the rate of 20% per year, with vesting dates of March 9, 2010, 2011, 2012, 2013 and 2014.

(5)	The restricted stock grant vests at the rate of 20% per year, with vesting dates of February 28, 2008, 2009, 2010, 2011 and 2012.

(6)	Calculations based upon the closing price ($6.24) of the Company’s common stock on December 31, 2009.

Option Exercises and Stock Vested

The information provided in the following table reflects the vesting of restricted stock during 2009 for each of our named executive officers. None of the named executive officers exercised any stock options during 2009.

	Option awards		Restricted Stock
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
Irvin E. Richter	—	—	—	$—
John Fanelli III	—	—	—	—
David L. Richter	—	—	10,000	27,500
Raouf S. Ghali	—	—	5,000	13,750
Frederic Z. Samelian	—	—	5,000	13,750

(1)	The value realized on vesting is based on the closing price ($2.75) of Hill’s common stock on March 2, 2009.

Potential Payments Upon Termination or Change in Control

The Company has entered into agreements and maintains plans that will require the Company to provide compensation to its Chairman and Chief Executive Officer and its President and Chief Operating Officer in the event of a termination of employment or a change in control of the Company. The potential amount of compensation payable to each named executive officer in each situation is set forth in the tables below. The amounts shown in the tables assume that termination of the named executive officer and/or a change in control occurred on December 31, 2009 and are based on the price per share of Hill common stock on that date of $6.24. The actual amounts to be paid will depend on the circumstances and time of the termination or change in control. Please see “Compensation Discussion and Analysis – Employment Agreements” for a description of the material terms of the employment agreements we have entered into with certain of our named executive officers.

Irvin E. Richter

Payments and Benefits	Death		By Company Without Cause		By Executive for Good Reason		By Executive Within Two Years Following a Change in Control
Cash payment under employment agreement	$325,000	(1)	$3,900,000	(2)	$3,900,000	(2)	$3,900,000	(2)
Cost of continued benefits of employment accorded to Company employees	—		40,642	(3)	40,642	(3)	40,642	(3)
Automobile expenses	—		112,201	(4)	112,201	(4)	112,201	(4)
Reimbursement for life insurance premiums	—		491,250	(5)	491,250	(5)	491,250	(5)
Vesting of stock options	—		708,000	(6)	—		—

(1)	Upon Irvin E. Richter’s death, the Company shall continue to pay to his surviving spouse, if any, his then base salary, for a period of ninety days. On December 31, 2009, Mr. Richter’s base salary was $1,300,000.

(2)	The Company is required to make this cash payment to Mr. Richter within thirty days after the effective date of such termination in an amount equal to three years of his then base salary. On December 31, 2009, his base salary was $1,300,000.

(3)	Mr. Richter is entitled to all benefits of employment provided to other employees of the Company in comparable positions for a period of three (3) years if (i) his employment is terminated by the Company without cause, (ii) he terminates his employment for good reason or (iii) he terminates his employment within two years of a change in control of the Company.

(4)	The Company is required to continue to provide Mr. Richter with two Company vehicles appropriate to his position and pay all insurance, fuel, maintenance and operating expenses of such vehicles for a period of three years if (i) his employment is terminated by the Company without cause, (ii) he terminates his employment for good reason or (iii) he terminates his employment within two years of a change in control of the Company.

(5)	The Company is required to continue to reimburse Mr. Richter for life insurance premiums for the three-year period if (i) his employment is terminated by the Company without cause, (ii) he terminates his employment for good reason or (iii) he terminates his employment within two years of a change in control of the Company.

(6)	Mr. Richter’s stock options immediately vest if the Company terminates him without cause. As of December 31, 2009, Mr. Richter had unvested stock options to purchase 200,000 shares of the Company’s common stock at an exercise price of $2.70 per share. This amount represents the intrinsic value of the award based on the difference between the exercise price and $6.24, the closing price of the Company’s common stock on December 31, 2009.

David L. Richter

Payments and Benefits	Death		By Company Without Cause		By Executive for Good Reason		By Executive Within Two Years Following a Change in Control
Cash payment under employment agreement	$181,250	(1)	$2,175,000	(2)	$2,175,000	(2)	$2,175,000	(2)
Cost of continued benefits of employment accorded to Company employees	—		45,168	(3)	45,168	(3)	45,168	(3)
Automobile expenses	—		54,843	(4)	54,843	(4)	54,843	(4)
Vesting of stock options	—		568,500	(5)	—		—
Vesting of restricted stock	—		187,200	(6)	—		—

(1)	Upon David L. Richter’s death, the Company shall continue to pay to his surviving spouse, if any, his then base salary, for a period of ninety days. On December 31, 2009, Mr. Richter’s base salary was $725,000.

(2)	The Company is required to make this cash payment to Mr. Richter within thirty days after the effective date of such termination in an amount equal to three years of his then base salary. On December 31, 2009, his base salary was $725,000.

(3)	Mr. Richter is entitled to all benefits of employment provided to other employees of the Company in comparable positions for a period of three (3) years if (i) his employment is terminated by the Company without cause, (ii) he terminates his employment for good reason or (iii) he terminates his employment within two years of a change in control of the Company.

(4)	The Company is required to continue to provide Mr. Richter with two Company vehicles appropriate to his position and pay all insurance, fuel, maintenance and operating expenses of such vehicles for a period of three years if (i) his employment is terminated by the Company without cause, (ii) he terminates his employment for good reason or (iii) he terminates his employment within two years of a change in control of the Company.

(5)	Mr. Richter’s stock options immediately vest if the Company terminates him without cause. As of December 31, 2009, Mr. Richter had unvested stock options to purchase 30,000 shares of the Company’s common stock at an exercise price of $8.44 per share and 150,000 shares at an exercise price of $2.45 per share. This amount represents the intrinsic value of the award based on the difference between the exercise price and $6.24, the closing price of the Company’s common stock on December 31, 2009. The amount reported does not include the value of accelerated options where the exercise price of such options exceeded the closing price of the Company’s stock on December 31, 2009.

(6)	Mr. Richter’s restricted stock vests immediately if the Company terminates him without cause. As of December 31, 2009, Mr. Richter had 30,000 shares of unvested restricted stock. The amount represents the intrinsic value of those shares at $6.24 per share, the closing price of the Company’s common stock on December 31, 2009.

The Company has also entered into agreements that will require the Company to provide compensation to two named executive officers in the event of an involuntary termination of employment within one year after a change in control of the Company. The potential amount of compensation payable to each named executive officer is set forth in the tables below. The amounts shown in the tables assume that termination of the named executive officer occurred on December 31, 2009. The actual amounts to be paid will depend on the time of the involuntary termination following a change in control.

Raouf S. Ghali

Payments and Benefits	For Involuntary Termination Within One Year Following a Change in Control
Cash payment under employment agreement	$650,000	(1)
Vesting of stock options	379,000	(2)
Vesting of restricted stock	93,600	(3)

(1)	The Company is required to make this cash payment to Mr. Ghali at the effective date of such termination in an amount equal to his then base salary. On December 31, 2009, his base salary was $650,000.

(2)	Mr. Ghali’s stock options immediately vest if he is involuntarily terminated within one year following a change of control. As of December 31, 2009, Mr. Ghali had unvested stock options to purchase 15,000 shares of the Company’s common stock at an exercise price of $7.67 per share and 100,000 shares at an exercise price of $2.45 per share. This amount represents the intrinsic value of the award based on the difference between the exercise price and $6.24, the closing price of the Company’s common stock on December 31, 2009. The amount reported does not include the value of accelerated options where the exercise price of such options exceeded the closing price of the Company’s stock on December 31, 2009.

(3)	Mr. Ghali’s restricted stock vests immediately if there is an involuntary termination of his employment within one year after a change of control. As of December 31, 2009, Mr. Ghali had 15,000 shares of unvested restricted stock. The amount represents the intrinsic value of those shares at $6.24 per share, the closing price of the Company’s common stock on December 31, 2009.

Frederic Z. Samelian

Payments and Benefits	For Involuntary Termination Within One Year Following a Change in Control
Cash payment under employment agreement	$485,000	(1)
Vesting of stock options	189,500	(2)
Vesting of restricted stock	93,600	(3)

(1)	The Company is required to make this cash payment to Mr. Samelian at the effective date of such termination in an amount equal to his then base salary. On December 31, 2009, his base salary was $485,000.

(2)	Mr. Samelian’s stock options immediately vest if he is involuntarily terminated within one year following a change of control. As of December 31, 2009, Mr. Samelian had unvested stock options to purchase 15,000 shares of the Company’s common stock at an exercise price of $7.67 per share and 50,000 shares at an exercise price of $2.45 per share. This amount represents the intrinsic value of the award based on the difference between the exercise price and $6.24, the closing price of the Company’s common stock on December 31, 2009. The amount reported does not include the value of accelerated options where the exercise price of such options exceeded the closing price of the Company’s stock on December 31, 2009.

(3)	Mr. Samelian’s restricted stock vests immediately if there is an involuntary termination of his employment within one year after a change of control. As of December 31, 2009, Mr. Samelian had 15,000 shares of unvested restricted stock. The amount represents the intrinsic value of those shares at $6.24 per share, the closing price of the Company’s common stock on December 31, 2009.

Director Compensation

Our non-employee Directors received the following amounts of compensation in 2009.

	Fees Earned or Paid in Cash $	Stock Awards(1) $	Option Awards(2) $	Total $
Camille S. Andrews	52,500	30,002	30,000	112,502
Brian W. Clymer	72,250	54,722	30,000	156,972
William J. Doyle	66,000	54,722	30,000	150,722
Alan S. Fellheimer	68,500	54,722	30,000	153,222
Eric S. Rosenfeld	65,000	54,722	30,000	149,722

(1)	On August 6, 2008, subject to stockholder approval of the Company’s Non-Employee Director Stock Grant Plan (the “Stock Plan”), each non-employee director was granted 6,000 shares of the Company’s common stock. On June 10, 2009, the stockholders approved the Stock Plan. Also, on June 10, 2009, each non-employee director was granted 7,282 shares of the Company’s common stock under the Stock Plan. The aggregate amount of the 2009 and 2008 awards is based on the closing price ($4.12) of the Company’s common stock on June 10, 2009.

(2)	On June 10, 2009, each non-employee Director was granted an option to purchase 20,979 shares of the Company’s common stock at an exercise price of $4.12 per share, the closing price of the Company’s common stock on the date of grant. The fair value of the options was $1.43 per share, determined using the Black-Scholes option valuation model.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information regarding the beneficial ownership of our common stock as of April 16, 2010 for:

•	each of our directors;

•	each executive officer named in the summary compensation table;

•	all directors and executive officers as a group;

•	each person known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock; and

•	each person who is a member of a group that includes any person in any of the foregoing categories.

For purposes of the following table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or sole or shared investment power with respect to a security, or any combination thereof, and the right to acquire such power (for example, through the exercise of employee stock options granted by the Company) within 60 days. Unless otherwise noted, the business address of each of our directors and officers is 303 Lippincott Centre, Marlton, New Jersey 08053 and each person’s business telephone number is (856) 810-6200.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent
Irvin E. Richter(1)	8,124,620	20.1%
Wells Fargo & Company(2)	5,608,260	13.9
David L. Richter(3)	4,115,225	10.2
NorthPointe Capital, LLC(4)	2,331,109	5.8
Eric S. Rosenfeld(5)	1,661,976	4.1
Raouf S. Ghali(6)	168,338	*
Frederic Z. Samelian(7)	131,542	*
William J. Doyle(8)	49,761	*
Brian W. Clymer(9)	45,261	*
Alan S. Fellheimer(10)	45,261	*
Camille S. Andrews(11)	28,261	*
John Fanelli III(12)	25,330	*
All directors and executive officers as a group (15 persons)	14,503,723	35.6%

*	Represents less than 1% of the shares outstanding

(1)	Includes 50,000 shares issuable upon the exercise of options held by Mr. Richter and 20,127 shares of common stock held in the Company’s 401(k) Plan for the benefit of Mr. Richter.

(2)	The business address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94104. The shares beneficially owned by Wells Fargo & Company include shares owned by its subsidiaries, Wells Capital Management Incorporated and Wells Fargo Funds Management, LLC. The foregoing information was derived from a Schedule 13G filed with the SEC on January 22, 2010.

(3)	Includes 60,000 shares issuable upon the exercise of options held by Mr. Richter and 30,647 shares of common stock held in the Company’s 401(k) Plan for the benefit of Mr. Richter. Does not include 16,000 shares of common stock held by Mr. Richter’s minor children for which Mr. Richter disclaims beneficial ownership.

(4)	The business address of North Pointe Capital, LLC is 101 W. Big Beaver, Suite 745, Troy, Michigan 48084. The foregoing information was derived from a Schedule 13G filed with the SEC on April 7, 2010.

(5)

The business address of Mr. Rosenfeld is c/o Crescendo Partners, L.P., 10 East 53rd St., 35th Floor, New York, NY 10022. Includes 120,000 shares of common stock held by the Rosenfeld 1991 Children’s Trust, of which Mr. Rosenfeld’s wife is the sole trustee and 35,979 shares issuable upon the exercise of options held by Mr. Rosenfeld.

(6)	Includes 35,000 shares issuable upon the exercise of options held by Mr. Ghali and 7,404 shares of common stock held in the Company’s 401(k) Plan for the benefit of Mr. Ghali.

(7)	Includes 25,000 shares issuable upon the exercise of options held by Mr. Samelian and 1,857 shares of common stock held in the Company’s 401(k) Plan for the benefit of Mr. Samelian.

(8)	Includes 35,979 shares of common stock issuable upon the exercise of options held by Mr. Doyle.

(9)	The business address of Mr. Clymer is c/o Prudential Financial, Inc., 751 Broad St., Newark, NJ 07102. Includes 35,979 shares of common stock issuable upon the exercise of options held by Mr. Clymer.

(10)	The business address of Mr. Fellheimer is c/o Fellheimer & Eichen LLP, 1800 John F. Kennedy Blvd., Suite 1400, Philadelphia, PA 19103. Includes 35,979 shares of common stock issuable upon the exercise of options held by Mr. Fellheimer.

(11)	Includes 20,979 shares of common stock issuable upon the exercise of options held by Ms. Andrews.

(12)	Includes 34,000 shares of common stock issuable upon the exercise of options held by Mr. Fanelli and 2,228 shares of common stock held in the Company’s 401(k) Plan for the benefit of Mr. Fanelli.

Services and Fees of the Independent Auditors for 2009 and 2008

Amper, Politziner & Mattia, LLP (“Amper”) served as the Company’s independent auditor for the fiscal years ended December 31, 2009 and 2008. Amper’s fees and expenses for services rendered in the past two fiscal years are set forth in the table below. The Audit Committee pre-approved all of these services.

Type of Fees	2009	2008
Audit Fees(1)	$1,108,000	$1,256,500
Audit-Related Fees	—	—
Tax Fees(2)	11,850	7,500
All Other Fees	—	—

Total Fees	$1,119,850	$1,264,000

(1)	Audit fees consist of fees billed by Amper related to the audit of Hill’s consolidated financial statements, the review of the financial statements included in Hill’s quarterly reports on Form 10-Q, and services that are normally required in connection with Hill’s regulatory filings.

(2)	Tax fees consist of fees billed by Amper for tax compliance, advisory and planning services.

Pre-Approval Policy of Audit Services and Permitted Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services and are pre-approved in one of two methods. Under the first method, the engagement to render the services would be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided (i) the policies and procedures are detailed as to the services to be performed, (ii) the Audit Committee is informed of each service, and (iii) such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. Under the second method, the engagement to render the services would be presented to and pre-approved by the Audit Committee (subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit). The Chairman of the Audit Committee will have the authority to grant pre-approvals of audit and permissible non-audit services by the independent auditors, provided that all pre-approvals by the Chairman must be presented to the full Audit Committee at its next scheduled meeting. The Company will provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors and to any consultants, experts or advisors engaged by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of, and reports to, the Board. The Audit Committee has oversight of: (a) the integrity of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements; (c) the qualifications and independence of the Company’s registered independent public accounting firm; (d) the Company’s systems of internal controls established for finance, accounting, legal compliance and ethics; (e) the performance of the Company’s registered independent public accounting firm; and (f) the integrity of the financial reports and other financial information prepared by the Company for submission to any governmental or regulatory body or the public. Management of the Company has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Amper, the Company’s independent auditor for 2009, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles and on the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed with management and Amper the audited financial statements for the year ended December 31, 2009 and Amper’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has discussed with Amper the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Amper has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Amper that firm’s independence. The Audit Committee has reviewed and approved the compatibility of Amper providing both audit and non-audit services to the Company and its affiliates with Amper’s independence. The Audit Committee has also reviewed and approved, among other things, the amount of fees paid to Amper for audit and non-audit services. (Please see the principal accounting firm fees chart located in the following section of this proxy statement titled “Services and Fees of the Independent Auditors for 2009 and 2008”.)

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements for the year ended December 31, 2009 be included in the Company’s Annual Report on Form 10-K for 2009 for filing with the SEC. This report is provided by the following independent directors, who comprise the Audit Committee:

Brian W. Clymer (Chairman)

William J. Doyle

Alan S. Fellheimer

Eric S. Rosenfeld

ITEM 2

APPROVAL OF THE HILL INTERNATIONAL, INC. 2010 SENIOR EXECUTIVE BONUS PLAN

The Board of Directors has adopted, upon the recommendation of the Compensation Committee (the “Compensation Committee”) and subject to stockholder approval, the Hill International, Inc. 2010 Senior Executive Bonus Plan (“Bonus Plan”), to provide a tax-deductible bonus program for those officers designated as participants in the Bonus Plan by the Compensation Committee. If the Bonus Plan is not approved by stockholders, we would not be able to deduct any cash compensation over $1,000,000 that is awarded to any executive officer after 2009.

Recommendation and Vote Required

Approval of the proposal to adopt the Bonus Plan will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock represented in person or by proxy and entitled to vote at the meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR

STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT THE BONUS PLAN.

The full text of the plan is included in this Proxy as Appendix A. The following summary of the plan is qualified in its entirety by reference to the full text of the plan.

Background

The Board of Directors believes that our executive officers should be compensated through a mix of salary, bonus awards and long-term incentive compensation, and that this compensation should be tax-deductible by us to the largest extent possible. The Board of Directors and the Compensation Committee have determined that the Bonus Plan should be sufficiently flexible to allow the Compensation Committee to make awards in appropriate amounts and with appropriate performance periods and performance goals to whichever existing, new or recently promoted executive or other officers the Compensation Committee designates as plan participants. The Board of Directors and the Compensation Committee believe the Bonus Plan will enable us to attract, retain, motivate and reward the exceptional level of leadership required for the continued success of the Company.

Tax Deductibility

The Bonus Plan is being presented to stockholders for approval in order to preserve the tax deductibility of cash incentive awards to executive officers under Section 162(m) (“Section 162(m)”) of the Code. Section 162(m) generally limits to $1,000,000 per year the deductibility, for Federal income tax purposes, of cash compensation to any individual who, as of the end of the year, is the chief executive officer of a public company or one of the other three most highly compensated executive officers. This limitation does not apply to compensation that is deemed to be “qualified performance-based” within the meaning of Section 162(m). Therefore, if compensation qualifies as “qualified performance-based” for purposes of Section 162(m), we will be permitted to deduct it for federal income tax purposes.

The provisions of Section 162(m) require, among other things, that the material terms of compensation plans such as our bonus award plans must be approved by a company’s stockholders every five years in order for compensation awarded under such plan to qualify as “qualified performance-based.”

Material Provisions of the Bonus Plan

The material provisions of the Bonus Plan are as follows:

Participants. The participants in the Bonus Plan are those officers designated as participants by the Compensation Committee for a given Performance Period (as defined in the Bonus Plan and described below). If the Bonus Plan is approved by stockholders, the Compensation Committee has designated that the participants for fiscal 2010 will be Irvin E. Richter and David L. Richter.

Effective Date; Term. Subject to the approval of our stockholders, the Bonus Plan will be effective for our fiscal year ending December 31, 2010 and subsequent years unless and until terminated by the Board of Directors.

Performance Periods. The Compensation Committee has the discretion to establish Performance Periods for Awards (as defined in the Bonus Plan and described below) under the Bonus Plan. Performance Periods may be equal to one of our full fiscal years, or may be longer or shorter than a full fiscal year. Multiple Awards may be granted to any participant.

Awards. Awards are payable to participants in the Bonus Plan based on the achievement of one or more pre-established performance goals. For each Award established under the Bonus Plan, prior to or within the first 90 days of the relevant Performance Period (or, if the Performance Period is shorter than a full year, within the first 25% of the Performance Period), in accordance with the requirements of Section 162(m), the Compensation Committee will establish one or more performance goals with respect to such Performance Period and an objective formula or method for computing the amount of the Award payable to each participant if the specified performance goals are achieved. The performance goals established by the Compensation Committee will be based on one or more of the business criteria set forth in the Bonus Plan. At or after the end of each Performance Period, the Compensation Committee will determine whether and to what extent the performance goals have been achieved and will calculate the amount of the Award to be paid to each participant, if any, based upon the levels of achievement of the relevant performance goals and the objective formula or method established with respect to such Performance Period. The establishment of performance goals and the granting of Awards under the Bonus Plan will, in all cases, be implemented in a manner that is consistent with the requirements of Section 162(m) and the Treasury Regulations promulgated thereunder.

Cap on Awards. Section 162(m) requires that the maximum potential Award amount payable under the Bonus Plan be disclosed to, and approved by, our stockholders, in order for any Award, regardless of its amount, to be tax-deductible by us. In order to ensure tax deductibility of all Awards under the Bonus Plan, the Compensation Committee has established that no Award payable under the Bonus Plan can exceed $1,500,000 (the “Award Cap”), and in no event will the maximum aggregate amount payable to any participant with respect to Awards that have Performance Periods that end in the same fiscal year exceed two times the Award Cap, regardless of the number of Awards that would otherwise be payable in that fiscal year (the “Annual Payment Cap”). Awards that are limited pursuant to the Annual Payment Cap may not be carried over and paid during a subsequent fiscal year. The Compensation Committee will have no discretion to increase the amount of any Awards beyond the Award Cap or the Annual Payment Cap, as applicable, but may, in its sole discretion, reduce the amount of an Award to any lesser amount, or set the Awards at any lesser amount, including as low as $0, based on such facts and circumstances as it deems relevant.

Payment of Awards. Awards under the Bonus Plan may be paid in cash, equity or a combination of the two. The equity portion of any Award under the Bonus Plan may be paid in shares of restricted stock, shares of unrestricted stock or restricted or unrestricted stock units, all of which will be issued from the Employee Plan or a successor plan. To the extent an Award is settled with equity, such equity shall be valued as of the end of the Performance Period for the Award.

Amendment and Termination of the Bonus Plan. The Bonus Plan may be terminated or revoked by action of the Compensation Committee or the Board of Directors at any time. The Bonus Plan may be amended from time to time by the Compensation Committee, provided that no amendment may be made to the class of individuals who are eligible to participate in the Bonus Plan, the business criteria specified in the Bonus Plan or the maximum amount payable under the Bonus Plan without disclosure to and approval by our stockholders, unless stockholder approval is not required in order for the Award paid under the Bonus Plan to a covered employee (as defined in Section 162(m)) to constitute qualified performance-based compensation under Section 162(m). The Bonus Plan may be amended by the Compensation Committee as it deems appropriate in order to comply with the provisions of Section 162(m).

The foregoing description of the Bonus Plan is qualified in its entirety by reference to the full text of the Bonus Plan, which can be found in the accompanying Appendix A.

New Plan Benefits

2010 SENIOR EXECUTIVE BONUS PLAN

	Dollar Value ($)(2)
Name and Position	Threshold	Target	Maximum
Irvin E. Richter Chairman and Chief Executive Officer	$0	$750,000	$1,500,000

David L. Richter President and Chief Operating Officer	$0	$725,000	$1,450,000

All executive officers as a group(1)	$0	$1,475,000	$2,950,000

(1)	Irvin E. Richter and David L. Richter are the only persons designated as participants in the 2010 Senior Executive Bonus Plan.

(2)	For 2010, the Compensation Committee has established levels for earnings per diluted common share, ranging from a base earnings per diluted common share, below which these individuals would not be eligible for any bonus, to approximately 40% greater than the base earnings per diluted common share, at which point these individuals will be entitled to 200% of their respective bonus targets. Between the earnings goals and each of these levels, bonus eligibility will be adjusted on an evenly graduated, sliding-scale. The amounts reported in these columns reflect the amounts payable as bonus upon achievement of the particular goals.

ITEM 3

APPROVAL OF TECHNICAL AMENDMENTS TO THE 2006 EMPLOYEE STOCK

OPTION PLAN

The Company’s 2006 Employee Stock Option Plan (the “2006 Plan”) was approved by our stockholders on June 28, 2006. On June 10, 2008, our stockholders approved an increase in the number of shares issuable under the 2006 Plan to 3,000,000. The Company proposes to amend the 2006 Plan as detailed in Appendix B (the “Proposed Amendment”).

The technical amendments to the 2006 Plan will become effective if approved by shareholders at the annual meeting. If the technical amendments to the 2006 Plan are not approved at this annual meeting, the technical amendments to the 2006 Plan will not become effective and the 2006 Plan as it presently exists will continue in effect. The results of the vote will not affect any awards outstanding under the 2006 Plan as of the date of this proxy statement.

Recommendation and Vote Required

Approval of the proposal to make technical amendments to the 2006 Plan will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock represented in person or by proxy and entitled to vote at the meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR

STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO MAKE TECHNICAL

AMENDMENTS TO THE 2006 PLAN.

Summary of the 2006 Plan

The following is a summary of the material provisions of the 2006 Plan, as amended, and is qualified in its entirety by reference to the complete text of the 2006 Plan, as amended, a copy of which is attached to this proxy statement as Appendix B. The following is a description of the 2006 Plan as amended by the Proposed Amendment.

Purpose

The purpose of the 2006 Plan is to enable us to attract, retain, motivate and provide additional incentive to certain directors, officers, employees, consultants and advisors, whose contributions are essential to our growth and success by enabling them to participate in our long-term growth through the exercise of stock options and the ownership of our stock.

Administration

The 2006 Plan is administered by our board of directors. Our board of directors may delegate the administration of the 2006 Plan to our Compensation Committee or to another committee of the board of directors. For purposes of the following discussion, the term “Administrator” means the board of directors or the committee to which it delegates its authority as provided above. The Administrator has the authority, subject to the terms of the 2006 Plan, to determine the individuals to whom options will be granted, the times at which options will be granted and the terms and conditions of the options.

Eligibility

Options may be granted to our directors, officers, employees, consultants and advisors. Options intended to qualify, under the standards set forth in certain federal tax rules, as incentive stock options (“ISOs”) may be granted only to employees while actually employed by us. Non-employee directors, consultants and advisors are not entitled to receive ISOs.

Option Price

The option price for ISOs generally will be 100% of the fair market value of our common stock on the date the option is granted; however, if the optionee in the 2006 Plan owns more than 10% of the combined voting power of the Company and any subsidiary or parent corporation, the option price will be not less than 110% of the fair market value of our common stock on the date of grant. The aggregate fair market value of our common stock (based upon the exercise price times number of shares) for which ISOs first become subject to exercise by an optionee during any given calendar year may not exceed $100,000. The option price for non-qualified stock options will be determined by the Administrator and may be equal to or greater than the fair market value of our common stock on the date of grant. Fair market value for purposes of the 2006 Plan is the closing market price of our common stock as reported on the market determined by our board of directors to be the primary market for the common stock on the date of grant. In the event our common stock is not traded on a recognized market at the time of grant, the Administrator will determine fair market value.

Duration of Options

Each stock option will terminate on the date fixed by the Administrator, which will not be more than ten years after the date of grant. If the optionee in the 2006 Plan owns more than 10% of the combined voting power of the Company and any subsidiary or parent corporation, any ISO granted to such optionee will terminate not more than five years after the date of grant.

Vesting

Options become exercisable when they have vested, subject to any further restrictions on exercise imposed by our board of directors in individual option agreements. The Administrator will specify the relevant vesting provisions at the time of the grant.

Exercise Period

The exercise period for options granted under the 2006 Plan may not exceed ten years from the date of grant.

Payment

The Administrator will determine whether the exercise of options will be settled in whole or in part in cash, common stock or other securities of the Company, or other property.

Transfer Restrictions

Options are not transferable by the optionee other than by will or by the laws of descent and distribution.

Shares That May Be Issued Under the 2006 Plan

A maximum of 2,645,395 shares of our common stock, which number may be adjusted as described below, are available for issuance pursuant to the exercise of outstanding options granted under the 2006 Plan. If any option terminates or is canceled for any reason without having been exercised in full, the shares of stock not issued will then become available for additional grants of options. The number of shares available under the 2006 Plan is subject to adjustment in the event of any stock split, stock dividend, recapitalization, spin-off or other similar action. The maximum number of shares that may be covered by options granted to any one individual during any one calendar year period shall be 500,000 shares.

Termination of and Amendments to the 2006 Plan

The board of directors may amend the 2006 Plan from time to time, except that no amendment will be made without shareholder approval if such approval is necessary to comply with applicable law. No options may be granted under the 2006 Plan after May 31, 2020.

Income Tax Consequences

Under present law, the federal income tax treatment of stock options under the 2006 Plan is generally as follows:

Incentive Stock Options

For regular income tax purposes, an optionee will not realize taxable income upon either the grant of an ISO or its exercise if the optionee has been an employee of the Company or a subsidiary at all times from the date of grant to a date not more than three months before the date of exercise. The difference between the fair market value of the stock at the date of exercise and the exercise price of an ISO, however, will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax. If the shares acquired upon an exercise of an ISO are not disposed of by the optionee within two years from the date of grant or within one year from the date of exercise, any gain realized upon a subsequent sale of the shares will be taxable as a capital gain. In that case, the Company will not be entitled to a deduction in connection with the grant or the exercise of the ISO or the subsequent disposition of the shares by the optionee. The amount of gain or loss realized upon such a sale or other disposition will be measured by the difference between the amount realized and the earlier exercise price of the ISO (the optionee’s basis in the stock). If the optionee disposes of the shares within two years from the date of grant of the ISO or within one year from the date of exercise of the ISO, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares at the date of exercise (or the amount realized on disposition, if less) over the option price, and the Company will be allowed a corresponding deduction. If the amount realized on the disposition exceeds the fair market value of the shares at the date of exercise the gain on disposition in excess of the amount treated as ordinary income will be treated as capital gain. If the optionee holds the shares for more than 12 months from the date of exercise, any such gain will be a long-term capital gain.

Non-Qualified Stock Options

An optionee will not realize income upon the grant of a non-qualified stock option (“NSO”). Upon the exercise of a NSO granted at or above fair market value, an optionee will be required to recognize ordinary income in an amount equal to the excess of the fair market value at the date of exercise of the NSO over the option price. In the case of an option granted at below fair market value, proposed federal regulations provide that the optionee will be taxed on the spread when the option vests, unless the option is automatically exercised upon the occurrence of specific events. If the option is taxed when it vests, the optionee will also be subject to an additional 20% tax. Any compensation includable in the gross income of an employee with respect to a NSO will be subject to appropriate federal income and employment taxes. The Company will be entitled to a business expense deduction in the same amount and at the same time as when the optionee recognizes compensation income. Upon a subsequent sale of the stock, any amount realized in excess of such fair market value will constitute a capital gain. If the optionee holds the shares for more than 12 months from the date of exercise, any such gain will be a long-term capital gain. In the limited circumstances in which an officer who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) exercises a NSO, which exercise is not exempt under Section 16(b), no income is recognized for federal income tax purposes at the time of exercise unless the optionee makes an election under Section 83(b) of the Code within 30 days after the date of exercise, in which case the optionee will be subject to the tax based on the value of the shares on the date of exercise. Where such an election is not made, the optionee will recognize ordinary income on the first date that sale of such shares would not create liability under Section 16(b) of the 1934 Act (this is generally, but not necessarily, six months after the date of exercise). The ordinary income recognized by such an optionee will be the excess, if any, of the fair market value of shares on such later date over the option exercise price.

The foregoing discussion does not purport to be a complete analysis of all the potential tax consequences relevant to optionees or to the Company or its subsidiaries. The above discussion does not take into account the effect of state and local tax laws. Moreover, no assurance can be given that legislative, administrative, regulatory or judicial changes or interpretations will not occur which could modify such analysis. In addition, an individual’s particular tax status may result in different tax consequences from those described above. Therefore, any optionee should consult with his or her own tax adviser concerning the tax consequences of the grant, exercise and surrender of such options and the disposition of any stock acquired pursuant to the exercise of such options.

ITEM 4

INCREASE IN SHARES AUTHORIZED FOR

ISSUANCE UNDER 2006 EMPLOYEE STOCK OPTION PLAN

The Board of Directors has reviewed the shares currently available under the 2006 Plan and has determined that it is appropriate to increase the maximum number of shares authorized for issuance under the 2006 Plan.

As of April 16, 2010, 21,391 shares have been issued upon the exercise of options under the 2006 Plan and option grants representing 2,645,395 shares were outstanding under the 2006 Plan. There are 332,605 shares of common stock currently available for awards under the 2006 Plan, which the Board of Directors believes is inadequate for the purpose of providing future incentives. Accordingly, the board of directors has determined that increasing the amount of shares of common stock issuable under the 2006 Plan is necessary to enable further grants of stock options to continue to retain and motivate key employees. As a result, the Board of Directors is asking the stockholders to approve an amendment to the 2006 Plan that would increase the number of shares authorized for issuance from 3,000,000 to 4,000,000.

The increase the number of shares authorized for issuance under the 2006 Plan will become effective if approved by shareholders at the annual meeting. If the increase the number of shares authorized for issuance under the 2006 Plan is not approved at this annual meeting, the increase the number of shares authorized for issuance under the 2006 Plan will not become effective and the 2006 Plan as it presently exists will continue in effect, or if approved by the stockholders, as amended under Item 3 above. The results of the vote will not affect any awards outstanding under the 2006 Plan as of the date of this proxy statement.

Recommendation and Vote Required

Approval of the proposal to increase to 4,000,000 the number of shares authorized for issuance under the 2006 Plan will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock represented in person or by proxy and entitled to vote at the meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR

STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO INCREASE TO 4,000,000 THE

NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 2006 PLAN.

OTHER MATTERS

The Board is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the annual meeting. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto, in what according to their judgment is in the interests of Hill and its stockholders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors and executive officers and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and changes in ownership with the SEC. To the Company’s knowledge based on a review of copies of such reports furnished to Hill and on written representations made by such persons, all of the Company’s Directors, executive officers and beneficial owners of more than 10% of our common stock have complied with all Section 16(a) filing requirements with respect to 2008 except that, due to administrative oversights, required Form 4 reports were not filed on a timely basis on behalf of the following persons: Irvin E Richter (3 transactions), David L. Richter (2 transactions), Camille S.

Andrews (2 transactions), Brian W. Clymer, (1 transaction), William J. Doyle (1 transaction), Alan S. Fellheimer (1 transaction), Eric S. Rosenfeld (1 transaction), Thomas J. Spearing III (1 transaction), Raouf S. Ghali (2 transactions), Frederic Z. Samelian (2 transactions), William H. Dengler, Jr. (1 transaction), Catherine H. Emma (1 transaction), Ronald F. Emma (2 transactions) and John Fanelli III (1 transaction).

ANNUAL REPORT

In addition to the proxy statement and proxy card, a copy of the Company’s 2009 Annual Report, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and which is not part of the proxy soliciting material, is enclosed. The 2009 Annual Report is being furnished to our stockholders without the exhibits to the Form 10-K. The Company will provide a copy of the exhibits to any stockholder upon request. Stockholders may under some circumstances be responsible for the Company’s reasonable expenses in furnishing such exhibits.

Stockholders who directly hold their shares of Hill and who previously have elected not to receive an annual report for a specific account may request Hill to promptly mail the 2009 Annual Report to that account by writing to William H. Dengler, Jr., Corporate Secretary, at the Company’s principal executive office: 303 Lippincott Centre, Marlton, NJ 08053; or by calling Hill’s Investor Relations consultant, The Equity Group, at (212) 836-9600.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If you are the beneficial owner, but not the record holder, of shares of Hill common stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and the 2009 Annual Report to multiple shareowners who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. Hill will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the 2009 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request in writing to William H. Dengler, Jr., Corporate Secretary, at the Company’s principal executive office: 303 Lippincott Centre, Marlton, NJ 08053; or by calling Hill’s Investor Relations consultant, The Equity Group, at (212)  836-9600.

ELECTRONIC ACCESS TO PROXY STATEMENT AND ANNUAL REPORT

This proxy statement and our 2009 Annual Report may be viewed online at www.hillintl.com, in the “Investor Relations” section.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

We anticipate that we will hold our 2011 Annual Meeting of Stockholders on or about June 3, 2011. Stockholders who wish to present proposals to be included in the Company’s proxy materials for the 2011 Annual Meeting of Stockholders must submit such proposals to us at Hill International, Inc., 303 Lippincott Centre, Marlton, NJ 08053, Attn: Corporate Secretary, by December 31, 2010. If you wish to submit a proposal at the 2011 Annual Meeting of Stockholders which will not be included in the proxy statement for such meeting, you must submit your proposal no earlier than March 15, 2011 and no later than April 15, 2011.

For any proposal that is not submitted for inclusion in next year’s proxy materials, but is instead sought to be presented directly at the 2011 Annual Meeting, SEC rules permit us to exercise discretionary voting authority to the extent conferred by proxy if we: (1) receive notice of the proposal before March 14, 2011 and advise stockholders in the 2011 proxy statement of the nature of the proposal and how we intend to vote on such matter or (2) do not receive notice of the proposal before March 14, 2011.

By order of the Board of Directors,

William H. Dengler, Jr.

Senior Vice President, General

Counsel and Secretary

Marlton, New Jersey

April 30, 2010

Appendix A

Hill International, Inc.

2010 Senior Executive Bonus Plan

Section 1. Purpose

The purpose of the Hill International, Inc. 2010 Senior Executive Bonus Plan (the “Plan”) is to enable Hill International, Inc. (the “Company”) to provide performance-based bonuses to senior executives of the Company. The Plan is intended to provide an incentive for superior work and to motivate participating senior executives toward even higher achievement and business results, and to enable the Company to attract and retain highly qualified senior executives. The Plan is also intended to secure the full deductibility under the provisions of the Code (as defined herein) of the bonus compensation paid under the Plan to the Company’s Covered Employees (as defined herein).

Section 2. Definitions

As used in the Plan:

(a) “Award” means the amount payable to a Participant hereunder with respect to any Performance Period.

(b) “Board” means the Board of Directors of the Company.

(c) “Change of Control” shall be deemed to have occurred upon the earliest to occur of the following events: (i) the consummation of a plan or other arrangement pursuant to which the Company will be dissolved or liquidated; (ii) the consummation of a sale or other disposition of all or substantially all of the assets of the Company; (iii) the consummation of a merger or consolidation of the Company with or into another entity, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Common Stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving entity (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving entity, a majority of the voting power of the surviving entity’s voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders’ ownership of Common Stock immediately before the merger or consolidation; (iv) the date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended), (other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (B) any individual person who, on the date the Plan is effective, shall have been the beneficial owner of at least ten percent (10%) of the outstanding Common Stock), shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Common Stock; or (v) the first day after the date this Plan is effective when directors are elected such that a majority of the Board shall have been members of the Board for less than twenty-four (24) months, unless the nomination for election of each new director who was not a director at the beginning of such twenty-four (24) month period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period

(d) “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(e) “Committee” means the Compensation Committee of the Board or such other committee as may be established by the Board for making recommendations to the Board (or for exercising authority delegated to it by the Board pursuant to Section 10 of the Plan, if any) with respect to the grant and terms of, and other determinations with respect to, Awards under the Plan; provided, that the Committee shall consist solely of two or more Outside Directors.

(f) “Common Stock” means the common stock, $0.0001 par value per share, of the Company.

(g) “Company” means Hill International, Inc., a Delaware corporation, and any present or future parent or subsidiary corporations (as defined in Section 424 of the Code) or any successor to such corporations.

(h) “Covered Employee” means, with respect to any fiscal year of the Company, each officer whose compensation for such fiscal year is required to be disclosed or may be required to be disclosed to stockholders in the proxy statement relating to the annual meeting of stockholders of the Company held during the next fiscal year pursuant to the executive compensation disclosure rules promulgated by the Securities and Exchange Commission under the Exchange Act.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Outside Director” means a member of the Board who (i) is not a current employee of the Company or any affiliate, (ii) is not a former employee of the Company or any affiliate who is receiving compensation for services (other than benefits under a tax-qualified retirement plan), (iii) was not an officer of the Company or any affiliate at any time, (iv) is not currently receiving compensation for services from the Company or any affiliate in any capacity other than as a member of the Board, (v) is a “Non-Employee Director” as that term is defined in Rule 16b-3 under the Exchange Act, and (vi) is an “Outside Director” as that term is defined under Section 162(m) of the Code.

(k) “Participant” means, with respect to each Performance Period, each officer who has been designated by the Board as a Participant in the Plan for such Performance Period.

(l) “Performance Goal” means, with respect to a Performance Period, an objective performance goal or goals that have been established by the Board, consistent with the express terms of the Plan, which must be met in order for any Award to be payable to any Participant in the Plan with respect to such Performance Period.

(m) “Performance Period” means the Plan Year, or such other period which may be longer than or shorter than a single Plan Year, as may be established as a Performance Period by the Board from time to time.

(n) “Plan” means the Hill International, Inc. 2010 Cash Bonus Plan, as set forth herein and as may be amended from time to time.

(o) “Plan Year” means the Company’s fiscal year, beginning on January 1 and ending on the next following December 31.

Section 3. Term of Plan

Subject to approval of the Plan by the stockholders of the Company, the Plan shall be in effect for the Plan Year ending December 31, 2010 and shall continue in subsequent Plan Years until terminated by the Board.

Section 4. Eligibility and Participation

Those senior officers of the Company who are designated as Participants in the Plan from time to time by the Board shall be eligible to participate in the Plan. Prior to or at the time Performance Goals are established for a specified Performance Period, the Board shall, at its sole discretion, designate in writing which senior officers are to be Participants in the Plan with respect to such Performance Period.

Section 5. Establishment of Awards

In connection with the grant of each Award, the Board shall establish the Performance Period and one or more Performance Goals applicable to such Award, in accordance with the provisions of Section 6, below. During any Plan Year, the Board may establish multiple Awards for any Participant in the Plan.

Section 6. Performance Goals

Prior to or within the first ninety (90) days of a Performance Period (or, if the Performance Period is shorter than one year, within the first 25 percent of the Performance Period) the Board shall establish in writing the duration of such Performance Period and, with respect to such Performance Period, one or more specific Performance Goals and an objective formula or method for computing the amount of Award payable to each Participant with respect to such Performance Period if such specified Performance Goals are attained.

Performance Goals shall be based upon objective business criteria that take into account one or more of the following for the Company as a whole or any of its subsidiaries, operating divisions or other operating units: earnings per share, share price, market share, gross revenue, net revenue, net income, pre-tax income, pre-tax pre-bonus income, operating income, cash flow, collection of receivables, debt ratings, debt-to-capital ratio, generation of cash, enhancement of liquidity with respect to cash or cash equivalents, issuance of new debt, establishment of new credit facilities, retirement of debt, return on equity, return on assets, return on capital, return on revenues, attraction of new capital, net margin, pre-tax margin, total shareholder return, acquisition or disposition of assets, acquisition or disposition of entities or businesses, creation of new performance and compensation criteria for key personnel, recruiting and retaining key personnel, customer satisfaction, employee morale, hiring of strategic personnel, development and implementation of Company policies, strategies and initiatives, creation of new joint ventures, initiation, expansion, completion or other measures with respect to one or more projects or other business opportunities, increasing the Company’s public visibility and corporate reputation, development of corporate brand name, overhead cost reductions, savings, productivity, or any combination of or variations on the preceding business criteria. The Board may specify any reasonable definition of the aforementioned business criteria. The Performance Goals established by the Board based on the aforementioned business criteria may be measured, where the Board deems appropriate, before or after any applicable unusual, unanticipated or non-reoccurring items, and may be measured in comparison to a budget approved by the Board, a peer group established by the Board or a stated target established by the Board.

The Performance Goals may be modified at the discretion of the Board to take into account significant items or events and may be adjusted to reflect the opening or expanding of new geographic regions and the development of new business lines, unless the exercise of such discretion would be inconsistent with the requirements of the qualified performance-based compensation exemption of Section 162(m) of the Code and Treasury Regulations promulgated thereunder. In addition, to the extent consistent with the goal of providing for deductibility under Section 162(m) of the Code, Performance Goals may be based upon a Participant’s attainment of business objectives with respect to any of the criteria set forth in Section 6(b), or implementing policies and plans, negotiating transactions, developing long-term business goals or exercising managerial responsibility. Measurements of the Company’s or a Participant’s performance against the Performance Goals established by the Board shall be objectively determinable and, to the extent applicable, shall be determined according to generally accepted accounting principles as in existence on the date on which the Performance Goals are established and without regard to any changes in such principles after such date.

The establishment of Performance Goals under the Plan shall in all cases be implemented in a manner consistent with the requirements of the qualified performance-based compensation exemption of Section 162(m) of the Code and Treasury Regulations promulgated thereunder.

Section 7. Determination of Awards

As soon as practicable following the end of a Performance Period, the Board shall determine whether and to what extent the Performance Goal or Goals established for such Performance Period have been achieved, and shall certify such determination in writing, which certification may take the form of minutes of the Board documenting such determination. In addition, the Board shall calculate the amount of each Participant’s Award for such Performance Period based upon the levels of achievement of the relevant Performance Goals and the objective formula or formulae established for such purposes with respect to such Performance Period.

The Board shall have no discretion to increase the amount of any Participant’s Award above the maximum amount established for such Award pursuant to the objective formula or method described in Section 6(a), but may, in it absolute and sole discretion until an Award is finally determined under Section 7(a), determine to reduce the amount of any Award or totally eliminate such Award, where the Board determines, at any time, and after taking into account such facts and circumstances as it deems relevant, that such a reduction or elimination is appropriate. The reduction or total elimination of an Award with respect to one Participant shall not increase the amount of any Award payable to any other Participant.

The maximum amount payable with respect to any Participant with respect to any single Award shall not exceed $1,500,000 (the “Award Cap”) and, in no event shall the maximum aggregate amount payable with respect to any Participant with respect to all of the Awards which have Performance Periods that end within any Plan Year exceed $1,500,000, regardless of the number of Awards established for such Participant which have Performance Periods that end within such Plan Year (the “Annual Payment Cap”). Any Award (or portion thereof) that is limited pursuant to the Annual Payment Cap shall not be paid. For purposes of determining whether Awards exceed the foregoing limits, in the event the Board determines to pay any portion of an Award in shares of Common Stock, the value of such shares shall be determined as of the end of the Performance Period relating to the Award.

The Board shall have the right to determine whether an Award shall be paid or forfeited in the event of termination of employment by the Participant, prior to the end of the relevant Performance Period or payment of such Award to the Participant, due to death, disability or Change of Control of the Company.

Section 8. Payment of Awards

Any Award payable under this Plan may be paid to the Participant (or to his or her estate after the Participant’s death) in cash, shares of Common Stock, or a combination of both, at the discretion of the Board. To the extent an Award is paid in whole or in part in shares, the number of shares the Participant shall receive shall be determined by dividing the dollar amount of the Award (or relevant portion thereof) by the closing price of the Common Stock on the New York Stock Exchange on the last business day of the Performance Period relating to such Award. Payment of shares shall be under the terms of a plan adopted by the Board and approved by the Company’s shareholders, or any successor plan, and may be in the form of a restricted stock award.

Section 9. Other Terms and Conditions

No Award shall be paid under the Plan unless and until the material terms (within the meaning of Section 162(m)(4)(C) of the Code) of the Plan are disclosed to and approved by the Company’s stockholders.

No person shall have any legal claim to be granted an award under the Plan and the Board shall have no obligation to treat Participants uniformly. Except as may be otherwise required by law, any Award under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Any Award awarded under the Plan shall be payable from the general assets of the Company and no Participant shall have any claim with respect to any specific assets of the Company.

Neither the Plan nor any action taken under the Plan shall be construed as giving any employee the right to be retained in the employ of the Company or any subsidiary or to maintain any Participant’s compensation at any level.

The Company or any of its subsidiaries may deduct from any award any applicable withholding taxes or any amounts owed by the employee to the Company or any of its subsidiaries.

If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

To the extent that State laws shall not have been preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the other laws of the State of Delaware.

The Participant or his beneficiary shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other tax requirements applicable to the accrual or payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for any withholding and tax payments as may be required

Section 10. Administration

The Board shall have full power and authority to administer and interpret the provisions of the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Board deems necessary or advisable. Subject to paragraph (b) of this Section 10, the Board may solicit the recommendations of the Committee with respect to any of the foregoing, but shall not be bound to follow any such recommendations.

The Board shall have the authority to delegate all or any portion of the authority granted to it (consistent with applicable law) under this Section 10 or elsewhere under the Plan to the Committee. If such authority is so delegated by Board, the Committee shall have such rights and authority to make determinations and administer the Plan as are specified in the delegation of authority. To the extent that the Board delegates its authority as provided by this Section 10(b), all references in the Plan to the Board’s authority to grant Awards and make determinations with respect thereto shall be deemed to include the Committee.

Except with respect to matters which under Section 162(m)(4)(C) of the Code are required to be determined in the sole and absolute discretion of the Board, the Board shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan’s terms, including adopting and enforcing rules to decide procedural and administrative issues.

The Board may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary thereof and of Company counsel (inside or retained counsel), public accountants and other professional or expert persons.

The Board reserves the right to amend or terminate the Plan in whole or in part at any time. Unless otherwise prohibited by applicable law, any amendment required to conform the Plan to the requirements of Section 162(m) of the Code may be made by the Board. No amendment may be made to the class of individuals who are eligible to participate in the Plan, the business criteria specified in Section 6(b) or to increase the maximum amount payable to any Participant as an Award Cap or Annual Payment Cap, as specified in Section 7(c), without stockholder approval unless stockholder approval is not required in order for the Award paid to a Covered Employee to constitute qualified performance-based compensation under Section 162(m) of the Code.

No member of the Board shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Board against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person’s own fraud or bad faith.

Appendix B

Unless otherwise provided, the changes shown are the changes contemplated by Item 3.

HILL INTERNATIONAL, INC.

2006 EMPLOYEE STOCK OPTION PLAN

~~As Amended on April 21, 2008~~As Adopted Effective January 1, 2010 and as Submitted to~~, as so Amended~~ the Stockholders for Approval on ~~June 10, 2008~~June 4, 2010

Section 1. Purpose

The purpose of the Hill International, Inc. 2006 Employee Stock Option Plan (the “Plan”) is to enable Hill International, Inc. (the “Company”) to attract, retain, motivate and provide additional incentive to certain directors, officers, employees, consultants and advisors, whose contributions are essential to the growth and success of the Company, by enabling them to participate in the long-term growth of the Company through stock ownership.

Section 2. Definitions

As used in the Plan:

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Board” means the Board of Directors of the Company.

“Cause” means the termination of a Participant’s employment, consulting or advisory relationship with the Company or the termination of a Participant’s membership on the Board because of the occurrence of any of the following events:

(i) the Participant materially breaches any of his obligations as an employee or director of the Company;

(ii) the Participant conducts his duties with respect to the Company in a manner that is improper or negligent; or

(iii) the Participant fails to perform his obligations faithfully as provided in any employment agreement executed between the Company and the Participant, engages in habitual drunkenness, drug abuse, or commits a felony, fraud or willful misconduct which has resulted, or is likely to result, in material damage to the Company, or as the Board in its sole discretion may determine.

“Committee” means the Compensation Committee of the Board (or any successor committee of the Board) or such other committee that is responsible for making recommendations to the Board (or for exercising authority delegated to it by the Board pursuant to Section 3 of the Plan, if any) with respect to the grant and terms of Options under the Plan; provided, however, that (i) with respect to Options to any employees who are officers of the Company or members of the Board for purposes of Section 16 of the Exchange Act, Committee means all of the members of the Compensation Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act, or any successor rule, (ii) with respect to Options to any employees who are officers of the Company or members of the Board for purposes of Section 16 and who are intended to satisfy the requirements for “performance based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the regulations promulgated thereunder, and any successors thereto, Committee means all of the members of the Compensation Committee who are “outside directors” within the meaning of Section 162(m) of the Code, and (iii) with respect to all Options, the Committee shall be comprised of “independent” directors.

“Company” means Hill International, Inc., a Delaware corporation, and any present or future parent or subsidiary corporations (as defined in Section 424 of the Code) or any successor to such corporations.

“Common Stock” or “Stock” means the common stock, $0.0001 par value per share, of the Company.

“Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value”, with respect to Common Stock, shall be determined as follows:

(i) If the Common Stock is at the time listed on any stock exchange or the Nasdaq National Market or the Nasdaq SmallCap Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange or the Nasdaq Market determined by the Board to be the primary market for the Common Stock, as such price is officially reported on such exchange or market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time traded on the Over-The-Counter Bulletin Board (“OTCBB”), then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is quoted on the OTCBB or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is not listed or traded on any stock exchange or Nasdaq System or the OTCBB, the Fair Market Value shall be determined by the Board in good faith and in the manner established by the Board from time to time using a reasonable valuation method.

“Incentive Stock Option” means an option to purchase shares of Common Stock awarded to a Participant under the Plan which is designated as such or is otherwise intended to meet the requirements of Section 422 of the Code or any successor provision.

“Non-Employee Director” means a member of the Board who is not an employee of the Company.

“Non-Qualified Stock Option” means an option to purchase shares of Common Stock granted to a Participant under the Plan which is designated as such or is otherwise not intended to be an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means an eligible person selected by the Board to receive an Option under the Plan.

“Plan” means the ~~Arpeggio Acquisition Corporation~~ Hill International, Inc. 2006 Employee Stock Option Plan.

“Retirement” means termination of employment in accordance with the retirement provisions of any retirement plan maintained by the Company.

Section 3. Administration

(a) The Plan shall be administered by the Board. Among other things, the Board shall have authority, subject to the terms of the Plan including, without limitation, the provisions governing participation in the Plan, to grant Options, to determine the individuals to whom and the time or times at which Options may be granted and to determine the terms and conditions of any Option granted hereunder. Subject to paragraph (d) of this Section 3, the Board may solicit the recommendations of the Committee with respect to any of the foregoing, but shall not be bound to follow any such recommendations.

(b) Subject to the provisions of this Plan, the Board shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Option and to decide all disputes arising in connection with the Plan. The Board’s decision and interpretations shall be final and binding. Any action of the Board with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

(c) The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. The Board shall keep minutes of its actions under the Plan.

(d) The Board shall have the authority to delegate all or any portion of the authority granted to it (consistent with applicable law) under this Section 3 or elsewhere under the Plan to the Committee. If such authority is so delegated by Board, the Committee shall have such rights and authority to make determinations and administer the Plan as are specified in the delegation of authority. To the extent that the Board delegates its authority as provided by this Section 3(d), all references in the Plan to the Board’s authority to grant Options and make determinations with respect thereto shall be deemed to include the Committee.

Section 4. Eligibility

All officers, employees, consultants and advisors of the Company who are from time to time responsible for the management, growth and protection of the business of the Company, and all directors of the Company, shall be eligible to participate in the Plan. The Participants under the Plan shall be selected from time to time by the Board, in its sole discretion, from among those eligible, and the Board shall determine in its sole discretion the numbers of shares to be covered by the Option or Options granted to each Participant. Options intended to qualify as Incentive Stock Options shall be granted only to key employees while actually employed by the Company. Non-Employee Directors, consultants and advisors shall not be entitled to receive Incentive Stock Options under the Plan.

Section 5. Shares of Stock Available for Options

(a) Options may be granted under the Plan for up to ~~3,000,000~~4,000,0001 shares of Common Stock, each of which may be granted as Incentive Stock Options. If any Option in respect of shares of Common Stock expires or is terminated before exercise or is forfeited for any reason, without a payment in the form of Common Stock being granted to the Participant, the shares of Common Stock subject to such Option, to the extent of such expiration, termination or forfeiture, shall again be available for grant under the Plan. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized and unissued shares, shares purchased in the open market or otherwise, treasury shares, or any combination thereof, as the Board may from time to time determine. Subject to Section 5(b), the maximum number of shares that may be covered by Options granted to any one individual during any one calendar year period shall be 500,000 shares.

(b) In the event that the Board determines, in its sole discretion, that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reclassification, reorganization, merger, consolidation, stock split, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be granted under the Plan to Participants, the Board shall have the right to adjust equitably any or all of (i) the number of shares of Common Stock in respect of which Options may be granted under the Plan to Participants, (ii) the number and kind of shares subject to outstanding Options held by Participants, and (iii) the exercise price

[1]	This change is contemplated by Item 4.

with respect to any Options held by Participants, and if considered appropriate, the Board may make provision for a cash payment with respect to any outstanding Options held by a Participant, provided that the number of shares subject to any Option shall always be a whole number.

Section 6. Incentive Stock Options

(a) Subject to Federal statutes then applicable and the provisions of the Plan, the Board may grant Incentive Stock Options and determine the number of shares to be covered by each such Option, the option price therefor, the term of such Option, the vesting schedule of such Option, and the other conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and shall comply with Section 422 of the Code, or any successor provision, and any regulations thereunder. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted to the Board under the Plan be so exercised, so as to disqualify, without the consent of the Participant, any Incentive Stock Option granted under the Plan pursuant to Section 422 of the Code. The foregoing notwithstanding, any Option that fails to be an ISO shall remain outstanding according to its terms and shall be treated by the Company as a Non-Qualified Stock Option.

(b) The option price per share of Common Stock purchasable under an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. If the Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is granted to such Participant, the option price shall be not less than 110% of Fair Market Value of the Common Stock on the date of grant.

(c) No Incentive Stock Option shall be exercisable more than ten (10) years after the date such option is granted. If a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is granted to such Participant, such Option shall not be exercisable after the expiration of five (5) years from the date of grant.

(d) Unless otherwise determined by the Board at the time of grant, in the event a Participant’s employment terminates by reason of Retirement or Disability, any Incentive Stock Option granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of such Incentive Stock Option or within three (3) months in the case of Retirement and twelve (12) months in case of Disability (or such shorter period as the Board shall determine at the time of grant) following the Participant’s termination of employment, whichever period is shorter.

(e) Unless otherwise determined by the Board at the time of grant, in the event a Participant’s employment is terminated by reason of death, any Incentive Stock Option granted to such Participant which is then outstanding may be exercised by the Participant’s legal representative at any time prior to the expiration date of the term of the Incentive Stock Option or within twelve (12) months (or such shorter period as the Board shall determine at the time of grant) following the Participant’s termination of employment, whichever period is shorter.

(f) Unless otherwise determined by the Board at or after the time of grant, in the event a Participant’s employment shall terminate for Cause, any Incentive Stock Option granted to such Participant which is then outstanding shall be canceled and shall terminate.

(g) Unless otherwise determined by the Board at or after the time of grant, in the event the a Participant’s employment shall terminate for any reason other than death, Disability, Retirement or Cause, any Incentive Stock Option granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of such option or within three (3) months (or such shorter period as the Board shall determine at the time of grant) following Participant’s termination of employment, whichever period is shorter.

(h) The aggregate Fair Market Value of Common Shares first becoming subject to exercise as an Incentive Stock Option by a Participant during any given calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000.00). Such aggregate Fair Market Value shall be determined as of the date such Option is granted.

Section 7. Non-Qualified Stock Options

(a) Subject to the provisions of the Plan, the Board may grant Non-Qualified Stock Options and determine the number of shares to be covered by each such Option, the option price therefor, the term of such Option, the vesting schedule and the other conditions and limitations applicable to the exercise of the Non-Qualified Stock Options.

(b) The option price per share of Common Stock purchasable under a Non-Qualified Stock Option shall be the price determined by the Board, which may be ~~less than,~~ equal to or greater than the Fair Market Value of the Common Stock on the date of grant.

(c) No Non-Qualified Stock Option shall be exercisable more than ten (10) years after the date such option is granted.

(d) Unless otherwise determined by the Board at the time of grant, in the event a Participant’s employment by the Company or membership on the Board terminates by reason of Retirement or Disability, any Non-Qualified Stock Option granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of such Non-Qualified Stock Option or within three (3) months in the case of Retirement and twelve (12) months in case of Disability (or such shorter period as the Board shall determine at the time of grant) following the Participant’s termination of employment, whichever period is shorter.

(e) Unless otherwise determined by the Board at the time of grant, in the event a Participant’s employment by the Company or membership on the Board is terminated by reason of death, any Non-Qualified Stock Option granted to such Participant which is then outstanding may be exercised by the Participant’s legal representative at any time prior to the expiration date of the term of the Non-Qualified Stock Option or within twelve (12) months (or such shorter period as the Board shall determine at the time of grant) following the Participant’s termination of employment, whichever period is shorter.

(f) Unless otherwise determined by the Board at or after the time of grant, in the event a Participant’s employment by the Company or membership on the Board shall terminate for Cause, any Non-Qualified Stock Option granted to such Participant which is then outstanding shall be canceled and shall terminate.

(g) Unless otherwise determined by the Board at or after the time of grant, in the event a Participant’s employment by the Company or membership on the Board shall terminate for any reason other than death, Disability, Retirement or Cause, any Non-Qualified Stock Option granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of such Option or within three (3) months (or such shorter period as the Board shall determine at the time of grant) following Participant’s termination, whichever period is shorter.

Section 8. General Provisions Applicable to Options

(a) Each Option under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

(b) Each Option may be granted alone, in addition to or in relation to any other Option. The terms of each Option need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Option, any determination with respect to an Option may be made by the Board at the time of grant or at any time thereafter.

(c) The Board shall determine whether Options are settled in whole or in part in cash, Common Stock, other securities of the Company, or other property, and may, in its discretion, permit “cashless exercises” pursuant to such procedures as may be established by the Board.

(d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or by certified or bank check or, to the extent permitted by the Board at or after the grant of the Option, by delivery of shares of Common Stock owned by the Participant valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Board may in its sole discretion determine.

(e) No Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s duly appointed guardian or personal representative.

(f) The Board may at any time accelerate the exercisability of all or any portion of any Option.

(g) The Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in respect of Options under the Plan no later than the date of the event creating the tax liability. In the Board’s sole discretion, a Participant may elect to have such tax obligations paid, in whole or in part, in shares of Common Stock, including shares retained from the Option creating the tax obligation. For withholding tax purposes, the value of the shares of Common Stock shall be the Fair Market Value on the date the withholding obligation is incurred. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(h) For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant:

(i) a transfer to the employment of the Company from a subsidiary or from the Company to a subsidiary, or from one subsidiary to another, or

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing.

For purposes of the Plan, employees of a subsidiary of the Company shall be deemed to have terminated their employment on the date on which such subsidiary ceases to be a subsidiary of the Company.

(i) The Board may amend, modify or terminate any outstanding Option held by a Participant, including substituting therefor another Option of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Non-Qualified Stock Option, provided that the Participant’s consent to each action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 9. Miscellaneous

(a) No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Option.

(b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for its employees.

(c) Subject to the provisions of the applicable Option, no Participant shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof.

(d) Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or State securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

(e) No member of the Board shall be liable for any action or determination taken or granted in good faith with respect to this Plan nor shall any member of the Board be liable for any agreement issued pursuant to this Plan or any grants under it. Each member of the Board shall be indemnified by the Company against any losses incurred in such administration of the Plan, unless his action constitutes willful misconduct.

(f) The Plan shall be effective as of the date that the shareholders of the Company approve the Plan.

(g) The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be granted without shareholder approval if such approval is necessary to comply with any applicable tax laws or regulatory requirement.

(h) Options may not be granted under the Plan after ~~June 27, 2016,~~ May 31, 2020, but then-outstanding Options may be exercised in accordance with their terms after such date.

(i) To the extent that State laws shall not have been preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the other laws of the State of Delaware.

(j) Options may be granted to employees of the Company who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Board, be necessary or desirable in order to recognize differences in local law or tax policy. The Board may also impose conditions on the exercise or vesting of Options in order to minimize the Company’s obligation with respect to tax equalization for employees on assignments outside their home country.

HILL INTERNATIONAL, INC.

PROXY FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

JUNE 4, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Hill International, Inc. hereby appoints Irvin E. Richter and William H. Dengler, Jr. and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the 2010 Annual Meeting of Stockholders of Hill International, Inc. to be held on June 4, 2010, at 1:00 p.m. eastern time, at Hill International’s offices at 303 Lippincott Centre, Marlton, NJ 08053, and at any adjournments thereof. You can revoke your proxy at any time before it is voted at the annual meeting by: (i) submitting another properly completed proxy bearing a later date; (ii) giving written notice of revocation to any of the persons named as proxies or to the Secretary of Hill International, Inc.; or (iii) voting in person at the annual meeting. If the undersigned holds any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

(Continued and to be signed on the reverse side)

COMMENTS:

2010 ANNUAL MEETING OF STOCKHOLDERS OF

HILL INTERNATIONAL, INC.

June 4, 2010

Please complete, sign, date and mail

your proxy card in the envelope

provided as soon as possible

i    Please detach along perforated line and mail in the envelope provided.    i

i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 and 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

1. To elect the following persons to the Board of Directors of the Company for the term described in the Proxy Statement:	FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES		FOR ALL EXCEPT (See instructions below	)
NOMINEES:

m Irvin E. Richter	☐	☐		☐

m William J. Doyle

m Steven M. Kramer

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here ●

	For	Against	Abstain
2. Approval of the 2010 Senior Executive Bonus Plan	☐	☐	☐

	For	Against	Abstain
3. Approval of certain technical amendments to the 2006 Employee Stock Option Plan	☐	☐	☐

	For	Against	Abstain
4. Approval of an increase in the number of shares issuable under the 2006 Employee Stock Option Plan	☐	☐	☐

The undersigned acknowledges receipt from Hill International, Inc. prior to the execution of this Proxy of a Notice of 2010 Annual Meeting and a Proxy Statement dated April 30, 2010.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Mark here if you plan to attend the annual meeting      ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.